EXHIBIT 10.32

LEASE

Between

ARC HVWPTPA001, LP, a Delaware limited partnership

as Landlord,

and

HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY

as Tenant

Date of Lease:  As of December ___, 2007

LEASE

This Lease (this “Lease”) is made on the Date of Lease specified below, between Landlord and Tenant specified below.

PART I.

FUNDAMENTAL LEASE PROVISIONS; DEFINITIONS

The following list sets out certain fundamental provisions and definitions pertaining to this Lease:

1.	Date of Lease:	As of December __, 2007

2.	Landlord name, and state and type of entity: of	ARC HVWPTPA001, LP, a Delaware limited partnership

3.	Landlord business address:	1725 The Fairway Jenkintown, PA 19046 Attention: William M. Kahane

4.	Landlord notice address:	1725 The Fairway Jenkintown, PA 19046 Attention: William M. Kahane

with copy to: Wolf, Block, Schorr and Solis- Cohen LLP 250 Park Avenue New York, NY 10177 Attention: Abby M. Wenzel, Esq.

5.	Tenant name, and state of and type of entity:	Harleysville National Bank and Trust Company

6.	Tenant business address:	483 Main Street Harleysville, PA 19438

7.	Tenant notice address:	Harleysville National Bank and Trust Company 483 Main Street Harleysville, PA 19438 Attention: Michael High, Executive Vice President and COO

with copy to: Stradley Ronon Stevens & Young, LLP Suite 2600, One Commerce Square 2005 Market Street Philadelphia, PA 19103 Attention: Christopher S. Connell, Esq.

8.	Intentionally Omitted.

9.           Premises:  that certain lot or parcel of real estate which is described on Exhibit A hereto, together with all improvements situated on said property (together with all right, title and interest of Landlord in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with said property, and all other carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to said property), and all rights, easements, rights of way, and other appurtenances thereto.

10.           Building:  The building located on the parcel of land described on Exhibit A hereto.

11.           Initial Term:  shall commence on the Lease Commencement Date, and shall expire __________ ____, 2022; all subject to all terms and conditions of this Lease.  As used herein, the term “Lease Commencement Date” shall mean the date set forth as the Lease Commencement Date on Schedule 5 to this Lease.

As used in this Lease, “Term” shall include the Initial Term and any Extension Period thereof which becomes effective pursuant to Section 3 of Part II.

12.           Renewal Options:  Tenant shall have Renewal Options (herein so called) to extend the Initial Term of this Lease for two (2), successive five-year periods, followed by the further option to extend for one, (3) year period, followed by the further option to extend for six (6), successive five-year periods, followed by the further option to extend for one (1), two-year period (each such extension period, an “Extension Period”), subject to the terms and conditions of Section 3 of Part II of this Lease. Each Extension Period (and the availability thereof) is subject to all of the terms and conditions of this Lease governing Renewal Options and Extension Periods.

13.           Required Advance Notice of Exercise of Renewal Options:  Nine (9) months prior to the expiration of the then-current Term (See Section 3 of Part II).

14.           Date of Rent Commencement:  shall mean the date on which Fixed Rent commences which shall be the date set forth as the Date of Rent Commencement on Schedule 4 hereto.

15.           Fixed Rent (See Section 5 of Part II):  shall mean the annual amount of ONE HUNDRED TWENTY THOUSAND SEVEN HUNDRED EIGHTY AND 00/100 DOLLARS ($120,780.00), payable in equal monthly installments of $10,065.00 each.  Notwithstanding the foregoing, commencing with the first calendar month in the second (2nd) year of the Initial Term, and continuing in the first calendar month of each year of the Initial Term thereafter, the amount of Fixed Rent payable by Tenant hereunder shall increase by the lesser of (i) two percent (2%), or (ii) the percentage change in the Consumer Price Index (United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, as published by the United States Department of Labor’s Bureau of Statistics) (the “CPI”) during the twelve (12) month period that ends on the last day of the ninth month of the immediately preceding year of the Initial Term (such percentage change in (i) or (ii), as applicable, the "Percentage Rent Change").

16.           Broker:       N/A

17.           Lender:  Continental Bank, as Trustee; or any other person or entity that makes a loan or loans (such loan or loans collectively referred to herein as the “Loan”) to Landlord which is secured by a mortgage, deed of trust or similar instrument with respect to the Premises and of which Tenant is advised in writing by Landlord.  Any such Loan may be evidenced by one or more promissory notes (collectively referred to herein as the “Note”).

18.	Lender business address:		Continental Bank
620 West Germantown Pike
Suite 350
Plymouth Meeting, PA 19462
		Attention:	Frank W. Ashmore
Senior Vice President

19.	Lender notice address:		Continental Bank
620 West Germantown Pike
Suite 350
Plymouth Meeting, PA 19462
		Attention:	Frank W. Ashmore
Senior Vice President

	with a copy to:		Fox Rothchild LLP
747 Constitution Drive, Suite 100
P.O. Box 673
Exton, PA 19341
Attention: Elaine A. Stanko, Esq.

20.           Lease Default Rate:  the lower of (a) five percent (5%) per annum above the greater of (i) the Prime Rate as in effect from time to time, or (ii) the Interest Rate then in effect, or (b) the highest rate permitted to be contracted for under applicable Law.  “Prime Rate” means the current rate of interest per annum announced from time to time by Citibank N.A. (or its successor) as its prime rate in New York, New York, or, if Citibank N.A. shall cease to announce such rate, then the current rate published as the prime rate in The Wall Street Journal.  “Interest Rate” means the highest rate of interest charged by Lender under its Loan to Landlord.  It is the intention of the parties hereto to conform strictly to the applicable usury Laws, and whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the highest legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such highest legal rate.

21.           Permitted Encumbrances:  shall mean taxes (as defined in Section 31 of Part II), Legal Requirements (as defined in Section 10 of Part II), any matters consented to by Landlord, Tenant and Lender, those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Premises as of the Lease Commencement Date (including, without limitation, those listed on Exhibit B hereto) or which arise due to the acts or omissions of Tenant, or due to the acts or omissions of Landlord with Tenant’s prior written consent, after the Lease Commencement Date.

22.           Exhibits:  All Exhibits and Schedules to this Lease are incorporated herein by this reference.

23.           Payment of Fixed Rent:  Fixed Rent shall be initially paid to the account set forth in the rent direction letter from Landlord to Tenant delivered concurrently with the execution and delivery of this Lease.

24.           Intentionally Omitted.

25.           Termination Date:  shall mean the date on which this Lease either expires by its terms or is terminated before such expiration by reason of the occurrence of (a) an Event of Default (as defined in Section 23 of Part II hereof), or (b) an Taking Termination Date (as defined in Section 14(b) of Part II hereof).

26.           Intentionally omitted.

27.           Threshold Repair Amount:  shall mean, at any time, an amount equal to the product of (i) Two Hundred Thirty Three Thousand Seven Hundred Sixty Seven and 80/100 Dollars ($233,767.80) times (ii) the CPI Factor for the then current calendar year.  As used herein the "CPI Factor" shall mean for any calendar year during the Term a fraction, the numerator of which is the CPI as of the first day of such calendar year and the denominator of which is the CPI as of January 1, 2008; provided, that in no event shall the CPI Factor be less than one (1).  If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available then a comparable index published by a major bank or other financial institution.

28.           Fair Market Rental Value:  shall be determined as follows:

(a)           For Extension Periods One Through Three.   Not less than twelve (12) months prior to the proposed commencement date of Tenant’s fourth through tenth Renewal Options, as applicable, Landlord and Tenant shall endeavor in good faith to agree upon a commercially reasonable fair market rent.  In the event Landlord and Tenant are not able to agree on or before the date that is eleven (11) months prior to the proposed commencement date of Tenant’s fourth through tenth Renewal Options, as applicable, Landlord shall, within ten (10) days, designate an independent MAI appraiser to determine the annual fair market rental value.  Within ten (10) days after selection of Landlord’s appraiser, Landlord shall notify Tenant of the determination made by Landlord’s appraiser with respect to the annual fair market rental value.  Tenant shall then have twenty (20) days to dispute such determination and to select its own independent MAI appraiser.   In the event that Tenant fails to select its appraiser within such twenty (20) day period, the determination of Landlord’s appraiser shall constitute such annual fair market rental value.  Within ten (10) days after selection of Tenant’s appraiser, the two appraisers shall meet and attempt to agree as to the annual fair market rental value for the Premises for the Extension Period in question.  In the event that such appraisers are unable to agree as to such annual fair market rental value then:  (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute such annual fair market rental value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute such annual fair market rental value.  Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant.  Any appraiser selected pursuant to this Section 28 of Part I must have at least ten (10) years experience in appraising commercial real estate in the area in which the Premises are located.  The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers in accordance with this Section 28 of Part I shall be final, binding and conclusive upon Landlord and Tenant; provided that upon such determination, Tenant shall have no obligation to exercise such Renewal Option.

(b)           For Extension Periods Four Through Ten.  Not less than twelve (12) months prior to the proposed commencement date of each Renewal Option, as applicable, Landlord and Tenant shall endeavor in good faith to agree upon a commercially reasonable fair market rent; provided that upon such determination, Tenant shall have no obligation to exercise such Renewal Option.

29.           Certain Definitions:  The following terms shall have the definitions given to them in the following Sections of this Lease:

Additional Rent	Section 5(d) of Part II

alteration	Section 16(a) of Part II

Appraiser	Section 13(d) of Part II

business day	Section 44(l) of Part II

Casualty	Section 13(a) of Part II

Condemnation	Section 14(a) of Part II

CPI Factor	Section 27 of Part I

CPI	Section 27 of Part I

Dedication	Section 30 of Part II

Discount Rate	Section 23(g) of Part II

Disqualifying Default	Section 13(c) of Part II

Due Date	Section 5(a) of Part II

Easements	Section 30 of Part II

Environmental Laws	Section 40(a) of Part II

Environmental Claim	Section 40(d) of Part II

Event of Default	Section 23 of Part II

Exchange Offer	Section 45of Part II

Extension Periods	Section 12 of Part I

Fair Market Value of the Premises	Section 13(d) of Part II

guaranties	Section 24 of Part II

Hazardous Materials	Section 40(a) of Part II

Indemnified Parties	Section 28 of Part II

Interest Rate	Section 20 of Part I

Landlord’s Due Diligence Information	Section 45 of Part II

Laws	Section 10 of Part II

Lease Commencement Date	Section 11 of Part I

Legal Requirements	Section 10 of Part II

Loan	Section 17 of Part I

Material Taking	Section 14(b) of Part II

Minimum Rating	Section 13(c) of Part II

Moody’s	Section 13(c) of Part II

Mortgage	Section 20(a) of Part II

Net Proceeds	Section 13(c) of Part II

Note	Section 17 of Part I

Notice of Breach	Section 23(h) of Part II

person(s)	Section 44(k) of Part II

Prime Rate	Section 20 of Part I

Regulated Activity	Section 40(b) of Part II

Remedial Work	Section 40(c) of Part II

Renewal Options	Section 12 of Part I

Restoration Cost	Section 13(d) of Part II

Restoration	Section 13(c) of Part II

S&P	Section 13(c) of Part II

Signs	Section 17 of Part II

SNDA Agreement	Section 20(a) of Part II

Substitute Premises	Section 45 of Part II

Taking	Section 14(a) of Part II

Taking Termination Date	Section 14(b) of Part II

tax or taxes	Section 31 of Part II

Tenant’s Taking Termination Notice	Section 14(b) of Part II

Term	Section 11 of Part I

Third Parties	Section 40(b) of Part II

trade fixtures	Section 19 of Part II

Treasury Rate	Section 23(g) of Part II

Trustee	Section 13(c) of Part II

PART II.

PREMISES

1.           Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and on the conditions herein provided, the Premises described in Section 9 of Part I hereof, subject, however, to the Permitted Encumbrances.

NO MERGER OF TITLE -

2.           There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in or ownership of the Premises by reason of the fact that the same entity may acquire or hold or own (i) this Lease or such leasehold estate or any interest therein and (ii) the fee estate or ownership of any of the Premises or any interest therein. No such merger shall occur unless and until all entities having any interest in (x) this Lease or such leasehold estate and (y) the fee estate in the Premises including, without limitation, Lender’s interest therein, shall join in a written, recorded instrument effecting such merger.

RENEWAL OPTIONS -

3.           Tenant has the Renewal Options, and may extend the Term of this Lease for each of the Extension Periods described in Section 12 of Part I hereof, upon all the of the terms set forth in this Lease except that the annual Fixed Rent for (i) each year during the first three (3) Extension Periods shall be an amount equal to Fixed Rent payable in the immediately preceding year as increased by the Percentage Rent Change, and (ii) each year during the remaining seven (7) Extension Periods shall be an amount equal to the Fair Market Rental Value determined in accordance with Section 28(b) of Part I at time of the initiation of such Extension Period.  Tenant may exercise each such Renewal Option successively by giving written notice to Landlord not less than Required Advance Notice of Exercise of Renewal Options (as defined in Section 13 of Part I); provided, however, that if the rental rate for the first three (3) Extension Periods (as determined by the immediately preceding sentence) is less than the Fair Market Rental Value determined in accordance with Section 28(a) of Part I at time of the initiation of such Extension Period, Landlord may reject such Renewal Option within ninety (90) days following the final determination of such Fair Market Rental Value.  Notwithstanding the foregoing, Tenant shall not be entitled to exercise a Renewal Option if, at the time of exercise of a Renewal Option or at the time of commencement of an Extension Period, a continuing Event of Default shall then exist.  If Tenant shall fail, or shall not be entitled pursuant to the preceding sentence, to extend the Term for an additional Extension Period, all remaining rights of renewal shall automatically expire.

USE -

4.           (a)           Tenant may use the Premises for the operation of a financial institution and related financial activities and services, as well as related uses which are not then in violation of any Laws or Legal Requirements so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Premises, (ii) materially increase (when compared as a retail store) the likelihood that Tenant, Landlord or Landlord’s Lender would incur liability under any Environmental Laws (as hereinafter defined), or (iii) result in or give rise to any material environmental deterioration or degradation of the Premises. In no event shall the Premises be used for any purpose which shall violate any of the provisions of any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Premises.  Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(b)           Without limiting any rights of Tenant under this Lease, Tenant, subject to Laws and Legal Requirements (as such terms are defined in Section 10 of this Part II),  may: keep the Premises open for business on Sundays and/or holidays; and operate on an “extended-hours basis” (defined as being open for business in excess of 110 hours per week).

(c)           Tenant covenants and agrees to remain in actual physical possession of the  Premises and to continuously operate its business in the Premises; provided, however, that (i) such operating covenant shall not apply in connection with any strike, riot, act of God, fire or other casualty, partial condemnation, shortage of labor or materials, war, governmental law, regulation or restriction or other event beyond the control of Tenant (other than lack of funds) that prevents Tenant from operating its business at the Premises, and (ii) from and after the commencement of the twenty fourth (24th) calendar month following the Rent Commencement Date, Tenant may cease to operate its business in the Premises on a temporary basis, for the purpose of remodeling the Premises and/or performing alterations, provided such cessation does not last for more than two hundred ten (210) days during any one twelve-month period.  In the event that any such remodeling or alteration work will take more than two hundred and ten (210) days, Landlord will provide Tenant with such additional time to complete such work as may be reasonably necessary, not to exceed two hundred seventy (270) days, provided that Tenant requests such extension of time from Landlord, in writing, prior to the one-hundred eightieth (180th) day after the commencement of any such remodeling or alteration work.

FIXED RENT -

5.           (b)           Fixed Rent shall be due and payable in advance on the first day of each month (or if such first day is not a business day, the first business day of each month), commencing on the Date of Rent Commencement, during the Term (each such date being referred to herein as  a “Due Date”).  Notwithstanding the foregoing, from the Date of Rent Commencement until Tenant is notified otherwise by Landlord and Lender, Fixed Rent shall be paid on or before such date to the account specified in the notice from Landlord delivered concurrently with the execution and delivery of this Lease.

(b)           If the Date of Rent Commencement shall be on any day other than the first day of a calendar month, Fixed Rent and other charges for the portion of such month including and after the Date of Rent Commencement shall be prorated (based on the first full month’s Fixed Rent and other charges) on a per diem basis and shall be prepaid on the Lease Commencement Date.  The Fixed Rent paid for such partial period shall be allocated to such partial period.  The foregoing notwithstanding, Tenant’s obligation to pay insurance charges pursuant to Section 32 of Part II of this Lease, taxes pursuant to Section 31 of Part II of this Lease, and all other Additional Rent shall commence upon the Lease Commencement Date.

(c)           If any installment of Fixed Rent is not paid on the respective Due Date, Tenant shall pay Landlord, upon written notice from Landlord, a Late Fee (herein so called) in an amount equal to the lesser of (A) five percent (5%) of the amount of such Fixed Rent Installment which is not paid on the respective Due Date, or (B) the highest amount chargeable as a late fee by applicable Law (if the same is limited by applicable Law).  Notwithstanding the forgoing, no such default interest or Late Fee shall be payable by Tenant in connection with the first delinquent payment of Fixed Rent in any twelve-month period so long as such delinquency is cured within ten (10) days of the applicable Due Date.  All Fixed Rent and Additional Rent (as hereinafter defined) shall be payable in U.S. Dollars.

(d)           Commencing as of the Lease Commencement Date, all taxes, costs, expenses, and other amounts which Tenant is required to pay pursuant to this Lease (other than Fixed Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof (except to the extent such fine, penalty, interest or cost is the result of an act or omission of Landlord), shall constitute additional rent (“Additional Rent”).  Landlord shall, within seven (7) days following Landlord’s receipt, deliver to Tenant any bill or invoice Landlord receives with respect to any Additional Rent.  Landlord agrees to cooperate with Tenant to enable Tenant to receive tax bills directly from the respective taxing authorities.  All Additional Rent shall be paid directly by Tenant to the party to whom such Additional Rent is due.  If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due, Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by Law in the case of non-payment of any Fixed Rent and shall, except as expressly provided herein, have the right, not sooner than ten (10) days after notice to Tenant (except in the event of an emergency, as reasonably determined by Landlord, in which case prior notice shall not be necessary) of its intent to do so, to pay the same on behalf of Tenant, and Tenant shall repay such amounts to Landlord on demand.  Tenant shall pay to Landlord interest at the Lease Default Rate on all overdue Additional Rent and other sums due hereunder, in each case paid by Landlord or Lender on behalf of Tenant, from the date of payment by Landlord or Lender until repaid by Tenant.

NET LEASE; TRUE LEASE -

6.           (c)           The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and Fixed Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and  the obligations of Tenant hereunder shall continue during the Term, unless the requirement to pay or perform the same shall have been terminated pursuant to the provisions of Section 13(d), or Section 14 of this Part II.  This is an absolutely net lease and Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, reduction or defense.  This Lease is the absolute and unconditional obligation of Tenant, and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of any of the Premises for any reason, except as otherwise expressly stated herein.  All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (other than depreciation, interest on and amortization of debt incurred by Landlord, and costs incurred by Landlord in financing or refinancing the Premises) and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant except as otherwise expressly provided herein.  Tenant shall pay all expenses related to the maintenance and repair of the Premises, and taxes and insurance costs. Tenant shall have no right to abate Fixed Rent or Additional Rent during the Term, and, except as otherwise expressly stated herein, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease.

(b)           Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(c)           Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

CONDITION -

7.           Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that Landlord makes no representation or warranty express or implied, with respect to same.  EXCEPT FOR LANDLORD’S COVENANT OF QUIET ENJOYMENT SET FORTH IN SECTION 35 OF THIS PART II, LANDLORD MAKES NO AND EXPRESSLY HEREBY DENIES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OR SUITABILITY OF, OR TITLE TO, THE PREMISES TO THE EXTENT PERMITTED BY LAWS, AND TENANT WAIVES ANY RIGHT OR REMEDY OTHERWISE ACCRUING TO TENANT ON ACCOUNT OF THE CONDITION OR SUITABILITY OF THE PREMISES, OR (EXCEPT WITH RESPECT TO LANDLORD’S WARRANTY SET FORTH IN SECTION 35 OF THIS PART II) TITLE TO THE PREMISES, AND TENANT AGREES THAT IT TAKES THE PREMISES “AS IS,” WITHOUT ANY SUCH REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES.  Tenant has examined the Premises and title to the Premises, and has found all of the same satisfactory for all purposes.

LIENS -

8.           Tenant shall not, directly or indirectly, create, or permit to be created or to remain, and shall remove and discharge (including, without limitation, by any statutory bonding procedure or any other bonding procedure reasonably satisfactory to Landlord and Lender which shall be sufficient to prevent any loss of Landlord’s or Lender’s interest in the Premises) within thirty (30) days after obtaining knowledge thereof, any mortgage, lien, encumbrance or other charge on the Premises or the leasehold estate created hereby which arises for any reason, other than: the Landlord’s Mortgage (and any assignment of leases or rents collateral thereto); the Permitted Encumbrances  which are specified on Exhibit B hereto or which subsequently arise with the prior written consent of Landlord and Lender; and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (other than Tenant) (collectively, “Tenant Liens”, each a “Tenant Lien”); provided, however, to the extent such Tenant Lien cannot be removed or discharged within thirty (30) days, Tenant shall have reasonable additional time not to exceed forty five (45) days to remove such Tenant Lien so long as Tenant is promptly and diligently working to remove or discharge such Tenant Lien.  Landlord shall not be liable for any labor, services or materials furnished to Tenant or to any party holding any portion of the Premises through or under Tenant and no mechanic’s or other liens for any such labor, services or materials shall attach to the Premises or the leasehold estate created hereby.

REPAIRS AND MAINTENANCE -

9.           (d)           Tenant shall  keep, maintain and repair, at its sole cost and expense, the Premises, including, without limitation, the roof, walls, footings, foundations, HVAC, mechanical and electrical equipment and systems in or serving the Premises and structural and nonstructural components and systems of the Premises, parking areas, sidewalks, roadways and landscaping in good repair and appearance, and shall make all repairs and replacements (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, which may reasonably be required to be made  in order to keep and maintain the Premises in as good repair and appearance as they were when originally constructed, except for ordinary wear and tear and (other than for any Restoration required by the terms of this Lease) any damage to the Premises by any Material Taking of the Premises.  Tenant shall do or cause others to do all shoring of the Premises or of the foundations and walls of the Building and every other act necessary or appropriate for the preservation and safety thereof (including, without limitation, any repairs required by Law as contemplated by Section 10 of this Part II), by reason or in connection with any excavation or other building operation upon the Premises, and Landlord shall have no obligation to do so.  Landlord shall not be required to make any repair, replacement, maintenance or other work whatsoever,  or to maintain  the Premises in any way, and Tenant  waives the right to make repairs, replacements or to perform maintenance or other work at the expense of Landlord, which right may be provided for in any Laws.  Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or awards for any taking to the extent provided in this Lease.  Tenant shall, in all events, make all repairs, replacements and perform maintenance and other work for which it is responsible hereunder, in a good, proper and workmanlike manner.

(b)           If all or any part of the Building shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall violate any Laws or Legal Requirements, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises is subject, then, promptly after written request of Landlord (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Encumbrance of record, or otherwise actually known to Landlord, as of the Lease Commencement Date, or on the survey obtained by Landlord at the time of its purchase of the Premises, or which subsequently arises with the prior written consent of Landlord and Lender) or of any person affected thereby, Tenant shall, at its sole expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom, or (ii) make such changes, including alterations to the Building (subject, however, to Tenant’s maintenance and repair obligations in Section 9(a) of this Part II) and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments, provided that, if Landlord’s or Lender’s consent is required for such changes pursuant to this Lease, Landlord’s or Lender’s consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing and in addition to Tenant's obligations contemplated by this subsection 9(b), Tenant shall be liable for all violations, if any, which may arise from the encroachments identified on the survey obtained by Landlord dated ___________, 2007.

(c)           If Tenant shall be in default under any of the provisions of this Section 9, Landlord may, after thirty (30) days written notice to Tenant and failure of Tenant to cure during said period (provided, however, that if such default is of a nature that it cannot be cured within such thirty (30) day period, Tenant shall have such reasonable additional time not to exceed forty five (45) days to complete such cure so long as Tenant has promptly commenced such cure and is diligently working to complete such cure), but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. If an emergency exists, Landlord shall use reasonable efforts to notify Tenant of the situation by phone or other available communication before taking any such action to cure such default.  All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest at the Lease Default Rate from the date of payment or incurring of the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

(d)           If during the last twenty-four (24) months of the last Extension Period of this Lease (i.e., Lease years 63-65), the terms of this Lease require Tenant to perform a Capital Improvement, Tenant shall send Landlord written notice describing such Capital Improvement along with an estimate of the cost of such Capital Improvement.  If (i) such Capital Improvement is necessary for the continued operation of Tenant’s business at the Premises, or (ii) Landlord shall require Tenant to perform a Capital Improvement, then the cost of such Capital Improvement shall be amortized over the useful life of such item (based on engineering specifications, or if such engineering specifications are not available, based on the mutual agreement of Landlord or Tenant) and Landlord shall reimburse Tenant for the unamortized portion thereof that extends beyond the expiration of such final Extension Period.  The term “Capital Improvement” shall mean any maintenance, repair or replacement, the cost of which would be characterized as a capital expense in accordance with generally accepted accounting principles consistently applied.

COMPLIANCE WITH LAWS -

10.           During the Term Tenant shall comply with all Laws and Legal Requirements relating to the Premises.  As used herein, (i) the term “Laws” shall mean all present and subsequently enacted laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Premises or which are due to take effect after expiration of the Term), and (ii) the term “Legal Requirements” shall mean all Laws and covenants, restrictions and conditions now or in the future of record which may be applicable to Tenant, Landlord (with respect to the Premises) or to all or any part of or interest in Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises.

ACCESS TO PREMISES  -

11.           Upon reasonable notice to Tenant, and during Tenant’s business hours, Landlord and Lender and their respective employees, contractors, agents and representatives may, subject to Tenant’s right to have its employee, agent or representative accompany such individual(s), enter onto the Premises to (i) show the Premises to purchasers and potential purchasers, and to mortgagees and potential mortgagees, or (ii) for the purpose of inspecting the Premises or performing any work which Landlord is permitted to perform under this Lease; provided, that, for purposes of subpart (ii) of this sentence, Landlord and Lender shall not be required to give notice prior to entry onto the Premises during the continuance of an Event of Default (of which Tenant has previously been notified) or in the event of an emergency situation.  Upon reasonable notice to Tenant, during the last twelve (12) months of the then-current Term, unless Tenant shall have exercised the next Renewal Option, Landlord also may enter onto the Premises to show the Premises to persons wishing to rent the same, and place notices offering the Premises “For Rent” or “For Sale” on the front of the Building.  The content and location of such signs shall be subject to Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord further agrees that it shall not place any such notices on or in any door or show window of the Building.  No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

WAIVER OF SUBROGATION -

12.           Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive any rights of action for negligence against the other party, which may arise during the Term for damage to the Premises or to the property therein resulting from any fire or other casualty, but only to the extent covered by  insurance.  Each party shall cause its respective insurance policy to be endorsed to evidence compliance with such waiver; provided, however, that this requirement does not imply an obligation on the part of Landlord to carry any insurance in connection with the Premises.

DAMAGE; DESTRUCTION -

13.           (e)           In the event of any damage to or destruction of the Premises by fire, the elements or other casualty during the Term (a “Casualty”), Tenant shall give Landlord, if any, prompt written notice thereof. Tenant shall adjust, collect and compromise any and all claims covered by insurance.

(b)           In the event of any such Casualty (whether or not insured against) the Term shall continue and there shall be no abatement or reduction of Fixed Rent, Additional Rent or of any other sums payable by Tenant hereunder.

(c)           All proceeds of any insurance required to be carried hereunder less the actual expenses, if any, of Landlord or Lender in collecting such proceeds (the “Net Proceeds”) (provided that Landlord shall not, and Landlord shall not cause Lender to, incur expenses in connection with collecting such proceeds unless such expenditures are necessary to collect such proceeds) shall be payable by Tenant’s insurer directly to Tenant to apply in accordance with the terms of this Lease if (i) the estimated cost of restoring or repairing the Premises to as nearly as possible to its value, condition, character, utility and useful life immediately before such Casualty, but in any event assuming the Premises have been maintained in accordance with the requirements of Section 9 of this Part II (such restoration or repair of the Premises, whether in connection with a Condemnation or a Casualty, as the context requires, herein called a “Restoration”), shall be the Threshold Repair Amount or less, and (ii) no Event of Default or Disqualifying Default (as hereinafter defined) has occurred and is continuing.  In all other events the Net Proceeds shall be payable by Tenant’s insurer to a trustee which shall be a federally insured bank, title insurance company or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the “Trustee”) to be held and disbursed in accordance with the provisions of Section 13(e) of this Part II; provided, however, that if at the time of the delivery of the Net Proceeds a Mortgage is in existence, the Lender or the servicer of the Loan may act as Trustee without the consent of either Landlord or Tenant.  As used herein, a “Disqualifying Default” shall mean and include (i) any failure to make any payment of Fixed Rent when due hereunder following any applicable cure periods, and (ii) the occurrence of any event or condition described in subparts (vi) or (vii) of Section 23(a) of Part II hereof without regard to any notice or lapse of time set forth in such subparts which may be required for such events or conditions to mature into an Event of Default.

(d)           Tenant shall, whether or not the Net Proceeds of such insurance are sufficient for the purpose or delivered to Tenant, promptly complete the Restoration, at Tenant’s sole cost and expense, of the improvements damaged by such Casualty (including any alterations previously made by Tenant hereunder) or, if the Building was under construction at such time, to the condition and fair market value thereof which would be anticipated at the time of completion as required under this Lease.  Prior to any such Restoration, Tenant shall notify Landlord in writing of the estimated cost thereof (the “Restoration Cost”). Tenant shall not have any right to abate the payment of Fixed Rent or Additional Rent as a result of any Casualty.  As used herein, the “Fair Market Value of the Premises” shall be the fair market value of the Premises as determined by an appraisal of the Premises prepared by an MAI appraiser who is mutually satisfactory to Landlord and Tenant with not less than ten (10) years experience appraising properties similar to the Premises in the metropolitan area in which the Premises is located (an “Appraiser”).

(e)           Net Proceeds held by the Trustee shall be invested in accordance with standards adopted by Lender and Landlord from time to time, and shall be disbursed, within ten (10) days following the date Tenant satisfies the following conditions:

(i)           If the Restoration Cost exceeds the Threshold Repair Amount, before commencing the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord and Lender, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the improvements and equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

(ii)           At the time of any requested disbursement, no Event of Default or Disqualifying Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded.

(iii)           Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (A) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated costs of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) partial releases of liens, if the same are obtainable or, if such partial releases are not obtainable, endorsements to Landlord’s and Lender’s title insurance policies showing no exceptions for mechanics’ or materialmen’s or any similar liens, and (C) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ lien claims.

(iv)           Landlord or Lender shall have the right to have all such work inspected by its own architect or engineer and to approve all disbursements, which approval shall not be unreasonably withheld or delayed.  The reasonable cost of Landlord’s inspection shall be included in the cost of such work.

(v)           The Trustee may retain ten percent (10%) of the Net Proceeds until the Restoration is at least fifty percent (50%) complete, which amount may continue to be held as retainage until the Restoration is substantially complete.

(vi)            [Intentionally Omitted]

(vii)           At all times the undisbursed balance of the Net Proceeds held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

(viii)           In addition, before commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by an independent architect mutually agreed upon by the parties in their reasonable discretion, exceeds the amount of the Net Proceeds available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Net Proceeds or Tenant shall fund at its own expense the costs of such Restoration until the remaining Net Proceeds are sufficient for the completion of the Restoration.  For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds shall be deemed to be disbursed prior to any amount added by Tenant.

(ix)           Provided no Event of Default or Disqualifying Default exists and is continuing, any Net Proceeds remaining after final payment has been made for such Restoration shall be promptly delivered to Tenant.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, Landlord shall be entitled to retain any Net Proceeds and to apply the same to either repair the damages or to pay other amounts due Landlord hereunder or Lender under the Mortgage, at Lender’s or, if there is then no Lender, Landlord’s sole option.  No such retention by Landlord shall impose on Landlord any obligation to repair the Premises or relieve Tenant of its obligations to repair the Premises.

CONDEMNATION -

14.

(a)           Non-Material Taking

.  If the Premises shall be permanently taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof (a “Taking”, or “Condemnation”), and such Taking is not a Material Taking (as hereinafter defined), then Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such Taking, less the portion or portions lost by the Taking, and this Lease shall continue in full force and effect and Rent shall not abate during such restoration (except that after the completion of such restoration the Fixed Rent payable hereunder shall, if necessary, be equitably adjusted on a prospective basis to take into account the Net Award (as hereinafter defined) that is retained by Landlord after such restoration).  As used herein, “Net Award” shall mean the entire award payable to Landlord by reason of a Taking, less the sum of (i) any reasonable expenses incurred by Landlord in collecting such award, and (ii) the amount of the award applied to the cost of restoration.

(b)           Material Taking.  If (i) the Taking shall be of all of the Premises, or (ii) the Taking is for less than all of the Premises, but Tenant does not want to restore the Premises because (A) the access points to the Premises are taken or materially impaired such that the Premises do not have commercially reasonable access for Tenant’s business operations and as a result the Premises are effectively rendered untenantable, (B) the Taking results in the permanent closure or removal of a portion of the Improvements such that the remaining Premises are rendered uneconomical for Tenant’s business operations or (C) the Taking will materially adversely affect Tenant’s ability to conduct its business operations at the Premises (each, a “Material Taking”), then Tenant may, not later than sixty (60) days after such Material Taking has occurred, (x) offer in writing (which offer may be rejected by Landlord pursuant to Section 14(b)(i) hereof) to cause a Substitution pursuant to Section 45 hereof (a “Taking Substitution Offer”), or (y) notify Landlord in writing of its election to terminate this Lease pursuant to Section 14(b)(iii) hereof (the “Tenant’s Taking Termination Notice”).

(i)           If Landlord and Lender shall not elect to accept Tenant’s Taking Substitution Offer, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after receipt of the Taking Substitution Offer.  In such event, this Lease shall terminate on the Due Date immediately following the date Landlord receives written notice from the applicable governmental authority specifying the final amount of the award payable by such authority in connection with such Taking (the “Taking Substitution Termination Date”), subject to (i) payment by Tenant to Landlord of the Taking Termination Payment (as hereinafter defined), and (ii) Landlord’s entitlement to the entire amount of the award payable in connection with such Material Taking.  This Lease shall remain in full force and effect prior to the Taking Substitution Termination Date.  Any notice from Landlord not to accept a Taking Substitution Offer shall be void and of no effect unless accompanied by the written notice of Lender to the effect that Lender also elects not to accept such Taking Substitution Offer.

(ii)           If Landlord and Lender accept the Taking Substitution Offer, the Substitution shall be made (i) pursuant to Section 45 hereof, and (ii) within two hundred seventy (270) days after the Material Taking.  This Lease shall remain in full force and effect with respect to the Premises unless and until the Substitution is completed. Upon the Substitution, Tenant shall be entitled to the entire amount of the award payable in connection with such Material Taking.

(iii)           Any Tenant’s Taking Termination Notice shall (x) state that Tenant desires to terminate this Lease on the applicable Taking Termination Date (as hereinafter defined), and (y) acknowledge that such termination is conditioned upon Tenant’s payment to Landlord of the Taking Termination Payment (as hereinafter defined) on or before the Taking Termination Date.  The “Taking Termination Date” shall mean the Due Date immediately following the date Landlord receives written notice from the applicable governmental authority specifying the final amount of the award payable by such authority in connection with such Taking.  In such event, on the Taking Termination Date (A) Tenant shall deliver to Landlord the Taking Termination Payment, (B) this Lease and the Term hereof shall terminate, (C) Tenant shall have no obligation to commence or complete the restoration of the Improvements, and (D) all of the award payable in connection with the Material Taking shall be paid to Landlord.  The “Taking Termination Payment” shall be an amount equal to the sum of (a) the Fixed Rent due under the Lease as of the Taking Termination Date, (b) any other amounts due under the Lease as of the Taking Termination Date, (c) the aggregate remaining Fixed Rent and Additional Rent payable by Tenant hereunder for the Initial Term (or any Extension Period for which the Term has been extended), discounted to present worth at a discount rate equal to 7.5% (provided, however, Tenant shall not be liable for, and any amounts pursuant to this provision (c), which, when added to the award payable in connection with the Material Taking, exceed one hundred and five percent (105%) of the purchase price paid by the Landlord under this Lease in connection with its purchase of the Premises), and (d) any other amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease.  This Lease shall remain in full force and effect prior to the Taking Termination Date.

(c)           Award.  The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows:  (i) if this Lease terminates due to a Taking, Landlord shall be entitled to the entire award; (ii) if this Lease does not terminate due to a Taking, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration.  If this Lease does not terminate due to a Taking, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided.  In such event, if the estimated cost of restoring or repairing the Premises following such Taking shall be more than the Threshold Repair Amount, or if there is a continuing Event of Default or Disqualifying Event of Default, the proceeds of the award to be applied to restoration shall be deposited with the Trustee, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 13 hereof until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof.  If the estimated cost of restoring or repairing the Premises following such Taking shall be the Threshold Repair Amount or less and there are no continuing Events of Default or Disqualifying Events of Default, an amount of the proceeds equal to such estimated cost shall be payable to Tenant the amount so paid shall thereafter be treated in the same manner as insurance proceeds are to be treated under Section 13 hereof.  If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration.  Nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of Tenant’s trade fixtures, business interruption and Tenant’s moving expenses and out-of-pocket expenses incidental to the move, and if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the Taking of Landlord’s interest in the Premises.

ASSIGNMENT AND SUBLETTING -

15.           (f)           Tenant shall have the right to assign this Lease, or to sublet the whole or any part of the Premises, for use for any lawful purpose (subject to the limitations of Section 4(a) of this Part II), provided Tenant shall remain liable for the obligations of Tenant hereunder, which liability of Tenant shall be and remain that of a primary obligor and not a guarantor or surety.  Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of Tenant to be observed and performed from and after the date of such assignment.  In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.  Notwithstanding the foregoing, Tenant shall not be permitted to assign or sublease if, as a result, the Premises or any part thereof would be “tax-exempt use property” within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended.  Any sublease shall be subject and subordinate to this Lease.

(b)           Upon the occurrence of an Event of Default following any applicable cure periods under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

(c)           Any merger or consolidation by Tenant with another person, or sale of substantially all of the assets of Tenant to another person, shall be deemed an assignment of this Lease, and Tenant shall be obligated to deliver to Landlord an agreement executed and acknowledged by the surviving entity in recordable form wherein the surviving entity agrees to assume and to observe and perform all of the terms and provisions of this Lease on the part of Tenant to be observed and performed from and after the date of such transaction.

ALTERATIONS -

16.           (g)           Tenant may make any  structural or non-structural, interior and/or exterior alterations, changes, additions, improvements, reconstructions or replacements of any of the Premises (“alterations”), other than those which would result in a diminution in the value of the Premises or impair the structural integrity of the Premises. Tenant shall obtain the prior written consent of Landlord and Lender to any alteration which would result in a diminution in the value of the Premises or impair the structural integrity of the Premises, which consent may be withheld in any such person’s sole discretion.

(b)           Tenant shall do all such work in a good and workmanlike manner, at its own cost, and in accordance with Laws and Legal Requirements. Tenant shall discharge, within sixty (60) days (by payment or by filing the necessary bond, or otherwise), any mechanics’, materialmen’s or other lien against the Premises and/or Landlord’s interest therein, which lien may arise out of any payment due for any labor, services, materials, supplies, or equipment  furnished to or for Tenant in, upon, or about the Premises; provided, however, to the extent such lien cannot be removed or discharged within thirty (30) days, Tenant shall have reasonable additional time not to exceed forty five (45) days to remove such lien so long as Tenant is promptly and diligently working to remove or discharge such lien.

(c)           At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications upon Tenant’s written request) in obtaining any necessary permits, variances and consents for any alterations which Tenant is permitted to make hereunder; provided none of the foregoing shall, in any manner, result in a material reduction of access to or ingress to or egress from the Premises, a diminution in the value of the Premises, a change in zoning having a material adverse effect on the ability to use the Premises as a retail store by Tenant or otherwise have a material adverse effect on the ability to use the Premises as a retail store by Tenant.

(d)           Tenant agrees that in connection with any alteration: (i) the fair market value of the Premises shall not be lessened after the completion of any such alteration, or its structural integrity impaired; (ii) the alteration and any alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Building by more than five percent (5%); (iii) all such alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) Tenant shall promptly pay all costs and expenses of any such alteration; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such alteration; and (vi) all alterations shall be made (in the case of any alteration the estimated cost of which in any one instance exceeds the Threshold Repair Amount) under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord (for information purposes only) prior to the commencement of the alterations.

(e)           All contracts and payments to contractors, subcontractors, suppliers and other persons in connection with the Completion Work and any alteration, Restoration, repair or other work performed at the Premises shall be entered into, made and performed in compliance with all Laws and Legal Requirements.

SIGNS -

17.           At Tenant’s sole cost, Tenant may install, replace, relocate and maintain and repair in and on the Building, such signs, awnings, lighting effects and fixtures as  may be used from time to time by Tenant (collectively, “Signs”).  At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications upon Tenant’s written request) in obtaining any necessary permits, variances and consents for Tenant’s Signs.  All Signs of Tenant shall comply with Laws and Legal Requirements.

PYLON SIGN -

18.           If permitted by Laws and Legal Requirements, Tenant, at its sole cost, may install, replace, relocate and maintain its Sign on any pylon sign structure located on the Premises; and, if no such pylon sign structure shall exist, construct its own pylon structure and install its Sign thereon. At Tenant’s sole cost and without liability to Landlord, Landlord agrees to cooperate with Tenant (including signing applications) in obtaining any necessary permits, variances and consents for any pylon Sign and/or structure.

SURRENDER -

19.           At the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord in as good order and condition as they were at the commencement of the Term or may be put in thereafter in accordance with this Lease, reasonable wear and tear and (other than for any Restoration required by the terms of this Lease) damage to the Premises by any Material Taking of the Premises excepted.  All alterations, except Tenant’s furniture, automated teller machines, trade fixtures, satellite communications dish and equipment, computers and other similar moveable equipment and shelving (“trade fixtures”), shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination or other expiration of the Term. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.  At the expiration or termination of the Term, all under-counter steel, cash drawers, night deposit equipment, built in vaults and drive-through equipment, including tubes and transportation containers, shall become the sole property of Landlord.  At the expiration or termination of the Term, Tenant shall remove its trade fixtures, as well as its Signs and identification marks, from the Premises. Tenant agrees to repair and restore any and all damage caused by such removal.  Trade fixtures and personal property not so removed at the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises. The reasonable cost of removing and disposing of such property and repairing and restoring any damage to any of the Premises caused by such removal shall be borne by Tenant.  Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.  The provisions of this Section 19 shall survive the termination or expiration of this Lease.

At any time during the Term, Tenant may remove the trade fixtures as well as its Signs and identification marks, from the Premises.  Tenant agrees to repair and restore any and all damage caused by such removal.

SUBORDINATION OF LEASE -

20.           (h)           This Lease shall be subject and subordinate to any Mortgage and to all advances made upon the security thereof; provided, that, Lender shall execute and deliver to Tenant an agreement substantially in the form attached as Exhibit D hereto (“SNDA Agreement”), providing that Lender recognizes this Lease and agrees to not disturb Tenant’s possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period.  Tenant agrees, upon receipt of such SNDA Agreement, to execute such SNDA Agreement and such further reasonable  instrument(s) as may be necessary to so subordinate this Lease.  The term “Mortgage” shall include any mortgages, deeds of trust or any other similar hypothecations on the Premises securing Lender’s Loan to Landlord, regardless of whether or not such Mortgage is recorded.

(b)           Tenant agrees to attorn, from time to time, to Lender, and to any purchaser of the Premises, for the remainder of the Term, provided that Lender or such purchaser shall then be entitled to possession of the Premises, subject to the provisions of this Lease, and shall provide written notice to Tenant of its interest in the Premises.  This subsection shall inure to the benefit of Lender or such purchaser, shall apply notwithstanding that, as a matter of Law, this Lease may terminate upon the foreclosure of the Mortgage (in which event the parties shall execute a new lease for the remainder of the Term containing the provisions of this Lease), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Each such party shall however, upon demand of the other,  execute instruments in confirmation of the foregoing provisions  reasonably satisfactory to the requesting party  acknowledging such subordination, non-disturbance and attornment  and setting forth the terms and conditions hereof.

(c)           Tenant hereby consents to any assignment of this Lease by Landlord to or for the benefit of any Lender.  Without limitation of the preceding sentence, Tenant hereby specifically consents to that certain Assignment of Lease and Rents dated as of ___________, 2007, executed by Landlord to and for the benefit of Continental Bank, as Trustee.

TENANT’S OBLIGATION TO DISCHARGE LIENS -

21.           Prior to the imposition of any fine, lien, interest or penalty Tenant shall timely pay and discharge all  amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty and interest with respect thereto.

UTILITIES -

22.           Tenant agrees to timely pay for all utilities consumed by it in the Premises, prior to delinquency.

TENANT DEFAULT -

23.           (i)           Any of the following occurrences or acts shall constitute an Event of Default (herein so called) under this Lease:  if (i)  Tenant shall fail to pay any installment of Fixed Rent payable hereunder within seven (7) calendar days of the date such payment is due; or (ii) Tenant shall default in the payment when due of any installment of Additional Rent payable hereunder and such default shall continue for ten (10) days; or (iii) the failure by Tenant to maintain insurance as required under this Lease; or (iv) Tenant shall default in fulfilling any of the other covenants, agreements or obligations of this Lease, and such default shall continue for more than thirty (30) days after written notice thereof from Landlord (or Lender) specifying such default; provided, that, if Tenant has commenced to cure within said thirty (30) days, and thereafter is in good faith diligently prosecuting same to completion, said thirty (30) day period shall be extended, for a reasonable time (not to exceed one hundred twenty (120) days or, with respect to a breach of Tenant’s obligations under Section 40 of this Part II, such longer period as may reasonably be necessary to cure such default so long as (A) Tenant delivers to Landlord a certificate of a qualified environmental remediation specialist that such default could not be cured within such one hundred twenty (120) days but is curable, and (B) Tenant is in good faith diligently prosecuting such cure to completion) where, due to the nature of a default, it is unable to be completely cured within thirty (30) days); or (v) any execution or attachment shall be issued against Tenant or any of its property whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, and the same shall not be bonded, dismissed, or discharged as promptly as possible under the circumstances; or (vi) Tenant (A) shall make any assignment or other act for the benefit of creditors, (B) shall file a petition or take any other action seeking relief  under any state or federal insolvency or bankruptcy Laws, or (C) shall have an involuntary petition or any other action filed against either of them under any state or federal insolvency or bankruptcy Laws which petition or other action is not vacated or dismissed within sixty (60) days after the commencement thereof; or (vii) the estate or interest of Tenant in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or (ix) any material representation or warranty made by Tenant to Landlord or the Lender herein or in connection with Landlord’s purchase of the Premises or in any document delivered pursuant to this Lease is misleading or false when made.

(b)           If an Event of Default shall have occurred and be continuing, Landlord shall be entitled to all remedies available at law or in equity.  Without limiting the foregoing, Landlord shall have the right to give Tenant notice of Landlord’s termination of the Term of this Lease.  Upon the giving of such notice, the Term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c)           If an Event of Default shall have occurred and be continuing, Landlord shall have the immediate right, whether or not the Term of this Lease shall have been terminated pursuant to Section 23(b) of this Part II, to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable.  Landlord shall be under no liability by reason of any such reentry, repossession or removal.  No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 23(b) of this Part II.

(d)           At any time or from time to time after a re-entry, repossession or removal pursuant to Section 23(c) of this Part II, whether or not the Term of this Lease shall have been terminated pursuant to Section 23(b) of this Part II, Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord may reasonably determine.  Landlord may collect any rents payable by reason of such reletting.

(e)           No expiration or termination of the Term of this Lease pursuant to Section 23(b) of this Part II, by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Section 23(c) of this Part II or otherwise, and no reletting of the Premises pursuant to Section 23(d) of this Part II or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

(f)           In the event of any expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Lease Default Rate from the due date thereof to and including the date of such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 23(d) of this Part II, after deducting from such proceeds all reasonable expenses of Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), reasonable alteration costs and expenses of preparation for such reletting.  Tenant shall pay such liquidated and agreed current damages on the dates on which Fixed Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(g)           At any time after any such expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to Section 23(f) of this Part II, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (i) the excess, if any of (A) the aggregate of all Fixed Rent which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 23(f) of this Part II to pay liquidated and agreed current damages) for what would be the then-unexpired Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at the rate equal to the then rate on U.S. Treasury obligations of comparable maturity to such Term (the “Treasury Rate”), but in no event greater than the non-default rate of interest for the Mortgage (such lower rate being referred to as the “Discount Rate”) over (B) the amount of such rental loss that could be reasonably avoided by commercially reasonable mitigation efforts by Landlord, discounted at the Discount Rate for the same period, plus (ii) any make-whole premium, prepayment premium or other amount due under the Loan as a result of an involuntary prepayment required by Lender due to the occurrence of such Event of Default, plus (iii) all reasonable legal fees and other actual out-of-pocket costs and expenses incurred by Landlord as a result of Tenant’s default under this Lease.  If any Law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity, including the right of injunction.  Tenant waives any rights of redemption granted by any Laws if Tenant is evicted or dispossessed, for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the  terms of this Lease.  After an Event of Default and a termination of this Lease by Landlord, Landlord shall exercise commercially reasonable efforts to mitigate its damages; provided, however, that Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof (other than a diminution in Landlord’s recovery of damages from Tenant due to a failure to use commercially reasonable efforts to relet), or for any failure to collect any rent due upon a reletting, except to the extent of Landlord’s obligations under law.

(h)           In addition to the foregoing remedies set forth in this Section 23 and all other remedies available at law or in equity, and regardless of whether or not a Event of Default has occurred under this Lease, if Tenant has failed to perform any of its duties, obligations, covenants or agreements under this Lease, Landlord may give notice to Tenant that it has failed to perform any such duty, obligation, covenant or agreement (herein called a “Notice of Breach”) and may, following the expiration of applicable cure periods, thereafter pursue any rights or remedies available to it at law or in equity including, without limitation, filing a suit for damages as a result of such breach or a suit for specific performance of any such duties, obligations, covenants or agreements.  Any Notice of Breach delivered under this Section 23(h) or any such rights or remedies pursued by Landlord shall not be deemed to be a notice of default under any provision of this Section 23 and shall not result, with or without the passage of time, in an Event of Default existing under this Lease; provided, that the delivery of any such Notice of Breach shall not limit Landlord’s right (which right will not be exercised without the consent of Lender so long as the Premises are subject to a Mortgage which requires Lender’s consent for the exercise thereof) to subsequently deliver notice (with respect to the same event or condition which is the subject of such Notice of Breach or any other event or condition) which will declare or, with the passage of time, result in an Event of Default hereunder.

LANDLORD ASSIGNMENT OF WARRANTIES -

24.           Landlord  assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “guaranties”).  Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Tenant), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this Article.  Upon the occurrence of a termination of this Lease, the guaranties shall automatically revert to Landlord.

RENT PAYMENTS -

25.           If Landlord’s interest in this Lease shall pass to another, or if the Fixed Rent or Additional Rent hereunder shall be assigned, or if a party, other than Landlord, shall become entitled to collect the Fixed Rent or Additional Rent due hereunder, then notice thereof shall be given to Tenant by Landlord in writing, or, if Landlord is an individual and shall have died or become incapacitated, by Landlord’s legal representative, accompanied by due proof of the appointment of such legal representative; provided, that if Fixed Rent is then being paid to Lender, then notwithstanding such notice from Landlord, Tenant shall continue to pay Fixed Rent to Lender until it receives contrary notice from Lender. Until such notice and proof shall be received by Tenant, Tenant may continue to pay the rent due hereunder to the one to whom, and in the manner in which, the last preceding installment of rent hereunder was paid, and each such payment shall fully discharge Tenant with respect to such payment.

Tenant shall not be obligated to recognize any agent for the collection of rent or otherwise authorized to act with respect to the Premises until written notice of the appointment and the extent of the authority of such agent shall be given to Tenant by the one appointing such agent.

HOLDOVER -

26.           Any holding over by Tenant of the Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Fixed Rent reserved herein and upon the same terms and conditions as contained in this Lease.  Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Fixed Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Section 23 of this Part II.

NOTICES -

27.           Whenever, pursuant to this Lease, notice or demand shall or may be given to either of the parties (including Lender) by the other, and whenever either of the parties shall desire to give to the other any notice or demand with respect to this Lease or the Premises, each such notice or demand shall be in writing, and any Laws to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows:  by mailing the same to the other party by registered or certified mail, return receipt requested, or by delivery by nationally recognized overnight courier service provided a receipt is required, at its Notice Address set forth in Part I hereof, or at such other address as either party may from time to time designate by written notice given to the other. The date of receipt of the notice or demand shall be deemed the date of the service thereof (unless delivery of the notice or demand is refused or rejected, in which case the date of such refusal or rejection shall be deemed the date of service thereof).

INDEMNITY -

28.           TENANT SHALL DEFEND LANDLORD AND ANY OF LANDLORD’S OWNERS, PARTNERS, TRUSTEES, BENEFICIAL OWNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, OFFICERS, DIRECTORS OR SHAREHOLDERS, TOGETHER WITH THE LENDER, AND ANY OWNER, PARTNER, MEMBER, MANAGER, TRUSTEE, BENEFICIAL OWNER, OFFICER, DIRECTOR, SHAREHOLDER, EMPLOYEE, AGENT OR CERTIFICATE HOLDER OF THE LENDER (HEREIN, COLLECTIVELY, “INDEMNIFIED PARTIES”) WITH RESPECT TO, AND SHALL PAY, PROTECT, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST, ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWEVER CAUSED, (A) TO WHICH ANY INDEMNIFIED PARTY IS SUBJECT BECAUSE OF LANDLORD’S ESTATE IN THE PREMISES OR (B) ARISING FROM (I) INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR DAMAGE TO OR LOSS OF PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM, OCCURRING ON THE PREMISES OR CONNECTED WITH THE USE, NON-USE, CONDITION, OCCUPANCY, DESIGN, CONSTRUCTION, MAINTENANCE, REPAIR OR REBUILDING OF ANY THEREOF, WHETHER OR NOT SUCH INDEMNIFIED PARTY HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE OR OTHER CLAIM, (II) TENANT’S  VIOLATION OF THIS LEASE, (III) ANY ACT OR OMISSION OF TENANT OR ITS AGENTS, CONTRACTORS, LICENSEES, SUBTENANTS OR INVITEES, AND (IV) ANY CONTEST REFERRED TO IN SECTION 31(B) OF THIS PART II; PROVIDED, THAT TENANT SHALL NOT BE REQUIRED TO INDEMNIFY, DEFEND OR HOLD HARMLESS ANY INDEMNIFIED PARTY FOR ANY SUCH MATTERS ARISING DUE TO THE EXTENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  TENANT COVENANTS UPON NOTICE FROM SUCH INDEMNIFIED PARTY TO DEFEND SUCH INDEMNIFIED PARTY IN SUCH ACTION, WITH THE REASONABLE EXPENSES OF SUCH DEFENSE PAID BY TENANT; PROVIDED, THAT IN CONNECTION WITH TENANT’S OBLIGATIONS TO PROVIDE A DEFENSE OF THE INDEMNIFIED PARTIES HEREUNDER, TENANT SHALL BE ENTITLED TO USE THE SAME COUNSEL TO DEFEND SUCH INDEMNIFIED PARTIES SO LONG AS DEFENSE OF MULTIPLE PARTIES IS REASONABLE UNDER THE CIRCUMSTANCES AND SO LONG AS SUCH COMMON DEFENSE DOES NOT LIMIT ANY REASONABLE CLAIMS OR DEFENSES WHICH COULD BE RAISED BY ANY SUCH INDEMNIFIED PARTIES.  THE OBLIGATIONS OF TENANT UNDER THIS SECTION 28 OF THIS PART II SHALL SURVIVE ANY TERMINATION OF THIS LEASE.

TENANT TO COMPLY WITH RECIPROCAL EASEMENT AGREEMENT -

29.           Tenant agrees to perform all obligations of Landlord and pay all expenses which Landlord or Tenant may be required to pay in accordance with, and to comply and cause the Premises to comply in all respects with all of the terms and conditions of, any reciprocal easement agreement or any other agreement or document of record now affecting the Premises or hereafter executed or filed with Tenant’s written consent (herein referred to collectively as the “REA”) during the Term.  TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND LENDER AND ALL OTHER INDEMNIFIED PARTIES FROM ANY CLAIM, LOSS OR DAMAGE SUFFERED BY LANDLORD OR LENDER OR SUCH INDEMNIFIED PARTIES BY REASON OF TENANT’S FAILURE TO PERFORM ANY OBLIGATIONS OR PAY ANY EXPENSES AS REQUIRED UNDER ANY REA OR COMPLY AND CAUSE THE PREMISES TO COMPLY WITH THE TERMS AND CONDITIONS OF ANY REA  DURING THE TERM.

OBLIGATIONS TO MODIFY EASEMENTS -

30.           Landlord agrees, and its Lender, by accepting an assignment of this Lease, agrees, upon request by Tenant (and only after all documentation required by Landlord to consummate the relevant transaction shall have been provided to Landlord), (i) to enter into or modify with Tenant, at Tenant’s expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (collectively, “Easements”) or (ii) to dedicate or transfer, at Tenant’s expense,  minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development of the Premises (the “Dedications”); provided, that Landlord and Lender shall be obligated to take any such action only if (a) any such Easement or Dedication does not adversely affect the value of the Premises or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, (b) any such Easement or Dedication does not materially impair Tenant’s use or operation of the Premises, (c)Tenant considers the consideration, if any, being paid for such Easement or Dedication to be fair and adequate, and all such consideration is paid to Landlord, and (d) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument, all of which (items (a)-(d) above) Tenant shall certify to Lender and Landlord in writing (in the form of Schedule 3 to this Lease) at the time the request is made for such Easement or Dedication.  Tenant’s request shall also include (i) the authorized undertaking of Tenant, in form and substance reasonably satisfactory to Landlord, to the effect that Tenant will remain obligated hereunder to the same extent as if such Easement or Dedication had not been made, and (ii) such instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel reasonably acceptable to Landlord or its Lender as Landlord or its Lender may reasonably request.

TAXES -

31.           (j)           Subject to the provisions hereof relating to contests, Tenant shall pay and discharge, before any interest or penalties are due thereon, all of the following taxes, charges, assessments, ground rents, levies and other items (collectively, “tax” or “taxes”), even if unforeseen or extraordinary, which are imposed or assessed prior to the Lease Commencement Date or on or subsequent to the Lease Commencement Date during the Term, regardless of whether payment thereof is due prior to, during or after the Term: all taxes of every kind and nature (including, without limitation, real, ad valorem and personal property), on or with respect to the Premises (including, without limitation, any taxes assessed against Landlord’s reversionary estate in the Premises or against any real property other than the Premises which is included within the tax parcel which includes the Premises), the Fixed Rent or Additional Rent payable hereunder, this Lease or the leasehold estate created hereby; all charges and/or assessments for any easement or agreement maintained for the benefit of the Premises; all ground rents on or with respect to the Premises; and all general and special assessments, levies,  water and sewer assessments and other utility charges, use charges and rents and all other public charges and/or taxes whether of a like or different nature.  Landlord shall promptly deliver to Tenant any bill or invoice Landlord receives with respect to any tax.  Landlord agrees to cooperate with Tenant to enable Tenant to receive tax bills directly from the respective taxing authorities.  Nothing herein shall obligate Tenant to pay, and the term “taxes” shall exclude (unless the taxes referred to in clauses (i) and (ii) below are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Premises which, if such other tax or assessment were in effect on the Lease Commencement Date, would be payable by Tenant hereunder or by Law), federal, state or local (i) franchise, capital stock or similar taxes, if any, of Landlord, (ii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by Landlord’s net income, (iii) any estate, inheritance, succession, gift, capital levy or similar taxes of Landlord, (iv) taxes imposed upon Landlord under Section 59A of the Internal Revenue Code of 1986, as amended, or any similar state, local, foreign or successor provision, (v) any amounts paid by Landlord pursuant to the Federal Insurance Contribution Act (commonly referred to as FICA), the Federal Unemployment Tax Act (commonly referred to as FUTA), or any analogous state unemployment tax act, or any other payroll related taxes, including, but not limited to, any required withholdings relating to wages, (vi) any taxes in connection with the transfer or other disposition of any interest, other than Tenant’s (or any person claiming under Tenant), in the Premises or this Lease, to any person or entity, including, but not limited to, any transfer, capital gains, sales, gross receipts, value added, income, stamp, real property gains or withholding tax, and (vii) any interest, penalties, professional fees or other charges relating to any item listed in clauses (i) through (vi) above; provided, further, that Tenant is not responsible for making any additional payments in excess of amounts which would have otherwise been due, as tax or otherwise, but for a withholding requirement which relates to the particular payment and such withholding is in respect to or in lieu of a tax which Tenant is not obligated to pay; and provided, further, that if at any time during the Term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a tax upon the value of the Premises or any present or future improvement or improvements on the Premises, including any tax which uses rents received from Tenant as a means to derive value of the property subject to such tax, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or taxes would be payable if the Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided.  In the event that any assessment against the Premises is payable in installments, Tenant may pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable prior to or during the Term, or which are appropriately allocated to the Term even if due and payable after the Term.  Notwithstanding anything to the contrary stated in this Section 31(a) of Part II, if, during the last twenty-four (24) months of the last Extension Period of this Lease (i.e., Lease years 63-65), the terms of this Lease require Tenant to pay for a special assessment in connection with a Capital Improvement (as defined at Section 9(d) of Part II) performed by the applicable governmental authority, the cost of such special assessment shall be amortized over the useful life of such Capital Improvement (based on engineering specifications, or if such engineering specifications are not available, based on the mutual agreement of Landlord or Tenant) and Landlord shall reimburse Tenant for the unamortized portion of such special assessment that extends beyond the expiration of such final Extension Period.

(b)           After prior written notice to Landlord, at Tenant’s sole cost, Tenant may contest (including seeking an abatement or reduction of) in good faith any taxes agreed to be paid hereunder; provided, that (i) Tenant first shall satisfy any Legal Requirements, including, if required, that the taxes be paid in full before being contested, (ii) no Event of Default has occurred and is continuing, and (iii) failing to pay such taxes will not subject Landlord or Lender to criminal or civil penalties or fines or to prosecution for a crime, or result in the sale, forfeiture or loss of any portion of the Premises, the Fixed Rent or any Additional Rent.  Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Landlord and Lender and all other Indemnified Parties harmless against any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys’ fees and expenses) in connection with any such contest and shall promptly, after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.  At Tenant’s sole cost,  Landlord shall assist Tenant as  reasonably necessary  with respect to any such contest, including joining in and signing applications or pleadings.  Any rebate applicable to any portion of the Term shall belong to Tenant.

INSURANCE -

32.           (k)           Tenant shall maintain insurance including at a minimum perils commonly referred to as “Special Form” for the Building for one hundred percent (100%) of its replacement value.  Said policy shall not exclude flood coverage if the Premises  is located in a Flood Zone, and shall not exclude earthquake coverage.

(b)           Tenant also shall maintain Commercial General Liability Form CG0001 insurance, on an occurrence basis; in combined policy limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence for bodily injury and for property damage with respect to the Premises.

(c)           Worker’s compensation insurance covering all persons employed by Tenant on the Premises in connection with any work done on or about any of the Premises.

(d)           During periods of war or national emergency, war risk insurance in an amount not less than the actual replacement cost of the Building and equipment (excluding footings and foundations and other parts of the Building which are not insurable), when and to the extent obtainable from the United States Government or an agency thereof at commercially reasonable cost.

(e)           Equipment Breakdown (aka Boiler and Machinery) insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Building in an amount not less than the actual replacement cost of the Building and equipment (excluding footings and foundations and other parts of the Building which are not insurable).

(f)           Insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available at commercially reasonable rates.

(g)           Such additional and/or other insurance with respect to the Building as requested by Landlord or Lender and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Building.

(h)           At all times when any construction is in progress, Tenant shall maintain or cause to be maintained by its contractors and subcontractors with such companies reasonably approved by Landlord, builder’s risk insurance, completed value form, covering all loss specified in the “Special Form” policy, in an amount reasonably satisfactory to Landlord.

(i)           Any insurance maintained by Tenant pursuant to this Section 32 shall name Landlord and Lender as additional insured parties and/or as loss payees, as appropriate, as their respective interests may appear.

(j)           All proceeds received from such “Special Form” and/or builder’s risk insurance shall be used in the first instance in accordance with Tenant’s obligations under Section 13 hereof and any surplus shall be retained by Tenant.

(k)           Intentionally Omitted.

(l)           Tenant may carry such “Special Form” and/or Commercial General Liability insurance through blanket insurance covering the Premises and other locations of Tenant and/or of Tenant’s affiliates, provided that such blanket insurance policy specifically designates the Premises and allocates specific coverage limits to the Premises as required hereunder, which shall not be reduced by claims as to other property covered by such blanket policy; and Tenant may maintain the required limits in the form of excess and/or umbrella policies, provided that the other requirements set forth herein have been satisfied.

(m)           All insurance coverage required to be carried hereunder shall be carried with insurance companies licensed to do business in the state in which the Premises is located and which have a claims paying ability rating of "A" or better by Standard & Poor's Corporation or a rating of "A:VII" or better in the current Best's Insurance Reports (the "Insurance Rating Requirement").  Notwithstanding the foregoing, the insurance coverage requirements provided in the immediately preceding sentence may be satisfied by Harleysville Mutual Insurance Company; provided that Tenant obtains a "cut through" endorsement, in a form acceptable to Lender, from a re-insurance company that satisfies the Insurance Rating Requirement.  All insurance coverage required to be carried hereunder shall require the insured’s insurance carrier to notify Landlord and Lender at least thirty (30) days prior to any cancellation or material modification of such insurance.  The insurance policies shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof.  If said insurance or part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

(n)           During such time as (i) no Event of Default has occurred and is continuing, (ii) the tangible net worth of Tenant, as determined in accordance with generally accepted accounting principles consistently applied, shall be not less than the product of (A) Two Hundred Million and No/100 Dollars ($200,000,000.00) times (B) the CPI Factor, and (iii) Tenant's long-term unsecured debt is rated at least “A-” by S&P and “A2 “ by Moody’s, OR Tenant maintains a designation of NAIC II or better as rated by the National Association of Insurance Commissioners ("NAIC") (unless required by the Securities Evaluation Office of the NAIC to be a rating of NAIC I with the respect to the continued treatment of this Lease as a credit tenant lease, in which event Tenant must maintain a designation of NAIC I), Tenant may self-insure the coverage referred to in this Section 32, provided that such self insurance program does not violate any Laws.  Tenant shall provide Landlord with annual certificates indicating its decision to self-insure hereunder.

(o)           Each insurance policy referred to above shall, to the extent applicable, contain standard non-contributory mortgagee clauses in favor of Lender and shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title or ownership of any of the Premises. Each insurance policy shall also provide evidence of such insurance to Landlord and any Lender on an ACORD 27 form for property and ACORD 25 form for liability or equivalent; provided, that in the event that such form is no longer available, such evidence of insurance is in a form reasonably satisfactory to Landlord and Lender. Any insurance policy may be written with a deductible of not more than Five Hundred Thousand and No/100 Dollars ($500,000.00); provided, that unless the long-term unsecured debt of Tenant is rated BBB or better by S&P and Baa3 or better by Moody’s, said deductible amounts may not exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00).

(p)           Tenant shall pay all premiums for the insurance required by this Section 32 as they become due, and shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence of the then existing policy and each renewal or replacement policy, not less than five (5) days prior to the expiration of such policy (together with a certificate of a responsible officer of Tenant that the insurance maintained by Tenant with respect to the Premises is in compliance with the requirements of this Section 32 of Part II of this Lease).  In the event of Tenant’s failure to comply with any of the foregoing requirements, Landlord shall be entitled to procure such insurance after ten (10) days notice, or upon expiration of the current insurance coverage.  Any sums so expended by Landlord, together with interest thereon from the date paid at the Lease Default Rate, shall be Additional Rent and shall be repaid by Tenant to Landlord, if accompanied by an invoice or other supporting documentation, immediately upon delivery of written demand therefor by Landlord.

LANDLORD EXCULPATION -

33.           Anything contained herein to the contrary notwithstanding, any claim based upon liability of Landlord under this Lease shall be enforced only against Landlord’s interest in the Premises and shall not be enforced against Landlord individually or personally other than with respect to fraud or the misappropriation of insurance or Condemnation proceeds.  In no event shall any partner, shareholder, trustee, manager, member, beneficial owner, officer, director or other owner or agent of Landlord have any liability under this Lease.

LANDLORD’S TITLE -

34.           The Premises are demised and let subject to the Permitted Encumbrances without representation or warranty by Landlord.  The recital of the Permitted Encumbrances herein shall not be construed as a revival of any Permitted Encumbrance which has expired.

QUIET ENJOYMENT -

35.           Landlord warrants and agrees that Tenant, on paying the Fixed Rent, Additional Rent and other charges due hereunder and performing all of Tenant’s other obligations pursuant to this Lease, shall and may peaceably and quietly have, hold, and enjoy the Premises for the full Term, free from molestation, eviction, or disturbance by Landlord or by any other person(s) lawfully claiming  by, through or under Landlord, subject, however, to the Permitted Encumbrances.

EQUAL EMPLOYMENT OPPORTUNITY -

36.           Tenant is an equal employment opportunity employer and is a federal contractor.  Consequently, the parties agree that they will comply with Executive Order 11246, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 and the Vocational Rehabilitation Act of 1973, if applicable, and also that these Laws are incorporated herein by this reference.

The parties also agree that they will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, or any other characteristic protected by federal, state or local Law.

BROKER -

37.           Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease.  LANDLORD AND TENANT EACH AGREE TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER AGAINST ALL LIABILITIES ARISING FROM ANY CLAIM OF ANY REAL ESTATE BROKERS, INCLUDING COST OF COUNSEL FEES, RESULTING FROM THEIR RESPECTIVE ACTS.

TRANSFER OF TITLE -

38.           In the event of any transfer(s) of the title to the Premises, Landlord (and in the case of any subsequent transfer, the then-grantor) automatically shall be relieved from and after the date of such transfer, of all liability with respect to the performance of any obligations on the part of said Landlord contained in this Lease thereafter to be performed; provided that any amount then due and payable to Tenant by Landlord (or the then-grantor), and any other obligation then to be performed by Landlord (or the then-grantor) under this Lease, either shall be paid or performed by Landlord (or the then-grantor) or such payment or performance assumed by the transferee; it being intended hereby that the covenants, conditions and agreements contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and with respect to their respective successive period of ownership.

SPECIALLY DESIGNATED NATIONALS; BLOCKED PERSONS; EMBARGOED PERSONS -

39.           Tenant represents and warrants to Landlord that (A) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (C) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (D) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (E) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

Tenant covenants and agrees (A) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (B) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (C) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (D) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

Tenant each hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be an Event of Default.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

HAZARDOUS MATERIALS -

40.           (l)           For the purposes hereof, the term “Hazardous Materials” shall include, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in or pursuant to any Laws, or subject to regulation under any Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, radioactive, asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil.  The term “Environmental Laws” shall include all Laws pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.

(b)           Tenant represents and warrants to Landlord and Lender that, except as disclosed in the environmental reports listed on Exhibit E hereto, (i) neither the Premises, nor any portion thereof, to the best of Tenant’s knowledge without inquiry or investigation, has been used by Tenant or by any prior owner for the generation, manufacture, storage, handling, transfer, treatment, recycling, transportation, processing, production, refinement or disposal (each, a “Regulated Activity”) of any Hazardous Materials in violation of Environmental Laws; and (ii) to the best of Tenant’s knowledge, there are no Hazardous Materials present on, in or under the Premises or any portion thereof except to the extent expressly permitted by the terms of this Section 40(b).  Tenant covenants it (i) will comply, and will cause the Premises to comply, with all Environmental Laws applicable to the Premises, (ii) will not use, and shall prohibit the use of the Premises for Regulated Activities or for the storage, handling or disposal of Hazardous Materials (other than in connection with the operation and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof, subject to compliance with applicable Laws), (iii) (A) will not install or permit the installation on the Premises of any underground storage tanks or surface impoundments and shall not permit there to exist any petroleum contamination in violation of applicable Environmental Laws originating on the Premises, and (B) with respect to any petroleum contamination on the Premises which originates from a source off the Premises, Tenant shall notify all responsible third parties and appropriate government agencies (collectively, “Third Parties”) and shall prosecute the cleanup of the Premises by such Third Parties, including, without limitation, undertaking legal action, if necessary, to enforce the cleanup obligations of such Third Parties and, to the extent not done so by such Third Parties and to the extent technically feasible and commercially practicable, Tenant shall remediate such petroleum contamination, and (iv) shall cause any alterations of the Premises to be done in a way which complies with applicable Laws relating to exposure of persons working on or visiting the Premises to Hazardous Materials and, in connection with any such alterations, shall remove any Hazardous Materials present upon the Premises which are not in compliance with applicable Environmental Laws or which present a danger to persons working on or visiting the Premises.  Additionally, Landlord agrees that Tenant may use household and commercial cleaners and chemicals to maintain the Premises, provided that such use is in compliance with Environmental Laws.  Landlord and Tenant acknowledge that any or all of the cleaners and chemicals described in this paragraph may constitute Hazardous Materials.  For the purposes of subdivisions (c) and (d) of this Article, the term “Hazardous Materials” shall exclude the Hazardous Materials used as permitted in this paragraph.

(c)           If, at any time during the Term, Hazardous Materials shall be found, under, in or on the Premises, then Tenant shall (at Tenant’s sole expense), or shall cause such responsible Third Parties to, promptly commence and diligently prosecute to completion all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, “Remedial Work”) to the extent required by Environmental Laws, and in compliance with Environmental Laws, and at Tenant’s sole cost; provided, that Landlord shall not be required to accept any institutional control (such as a deed restriction) that restricts the permitted use of the Premises or any real property as a condition to any remedial plan approved by any governmental agency in connection with such Remedial Work.

(d)           To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord and Lender of any of the following matters which are not specified in the Environmental Reports described on Exhibit E hereto:

(i)           any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Material affecting the Premises;

(ii)           any proceeding or investigation commenced or threatened by any governmental authority, against Tenant or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Materials from any property owned by Landlord;

(iii)           all written notices of any pending or threatened investigation or claims made or any lawsuit or other legal action or proceeding brought by any person against (A) Tenant or Landlord or the Premises, or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Material or relating to any violation or alleged violation of Environmental Laws;

(iv)           the discovery of any occurrence or condition on the Premises, of which Tenant becomes aware and which is not corrected within fifteen (15) days, which reasonably could be expected to lead to the Premises or any portion thereof being in violation of any Environmental Laws or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Laws or which might subject Landlord or Lender to any Environmental Claim.  “Environmental Claim” means any claim, action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials at the Premises, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and

(v)           the commencement and completion of any Remedial Work.

(e)           TENANT SHALL BE SOLELY RESPONSIBLE FOR AND SHALL DEFEND, REIMBURSE, INDEMNIFY AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ALL DEMANDS, CLAIMS, ACTIONS, CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, LIABILITIES, INVESTIGATIONS, OR WRITTEN NOTICES INCLUDING COSTS AND EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, DIMINUTION IN PROPERTY VALUE AND REASONABLE EXPENSES OF INVESTIGATION BY ENGINEERS, ENVIRONMENTAL CONSULTANTS AND SIMILAR TECHNICAL PERSONNEL AND REASONABLE FEES AND DISBURSEMENTS OF COUNSEL), ARISING OUT OF, IN RESPECT OF OR IN CONNECTION WITH (I) TENANT’S BREACH OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS IN THIS LEASE, (II) THE OCCURRENCE OF ANY REGULATED ACTIVITY AT, ON OR UNDER THE PREMISES AT ANY TIME (i) DURING THE TERM OF THIS LEASE, OR (ii) TO THE EXTENT CAUSED BY TENANT, ITS AGENTS, EMPLOYEES, OR CONTRACTORS, PRIOR TO THE TERM OF THIS LEASE, (III) ANY ENVIRONMENTAL CLAIM WITH RESPECT TO THE PREMISES AGAINST ANY INDEMNIFIED PARTY OR ANY PERSON WHOSE LIABILITY FOR SUCH ENVIRONMENTAL CLAIM LANDLORD OR TENANT HAS OR MAY HAVE ASSUMED OR RETAINED EITHER CONTRACTUALLY OR BY OPERATION OF LAW (PROVIDED, THAT, EXCEPT FOR LIABILITIES OF LANDLORD ASSUMED OR RETAINED BY OPERATION OF LAW, WITHOUT THE CONSENT OF TENANT NO ENVIRONMENTAL LIABILITY CONTRACTUALLY ASSUMED OR CONTRACTUALLY RETAINED BY LANDLORD SHALL INCREASE THE LIABILITY OF TENANT UNDER THIS SECTION 40(e) IN EXCESS OF THAT LIABILITY OF TENANT OTHERWISE EXPRESSLY PROVIDED HEREUNDER), (IV) THE RELEASE, THREATENED RELEASE OR PRESENCE OF ANY HAZARDOUS MATERIALS AT, ON OR UNDER THE PREMISES, REGARDLESS OF HOW DISCOVERED BY TENANT, LANDLORD OR ANY THIRD PARTY, EXCEPT TO THE EXTENT THAT SUCH RELEASE, THREATENED RELEASE OR PRESENCE OCCURRED SOLELY SUBSEQUENT TO THE TERM OF THIS LEASE (PROVIDED, THAT, IF AT THE END OF THE TERM OF THIS LEASE, TENANT SHALL PROVIDE TO LANDLORD AN ENVIRONMENTAL ASSESSMENT OF THE PREMISES DATED NOT EARLIER THAN THE LAST DAY OF THE TERM OF THIS LEASE AND PREPARED BY A CONSULTANT REASONABLY ACCEPTABLE TO LANDLORD AND LENDER WHICH CONCLUDES THAT NO RECOGNIZED ENVIRONMENTAL CONDITIONS EXIST ON THE PREMISES AND, WITH RESPECT TO ANY PREVIOUSLY IDENTIFIED RECOGNIZED ENVIRONMENTAL CONDITIONS, WHICH EVIDENCES APPROPRIATE INVESTIGATION AND, IF NECESSARY, REMEDIATION OF ALL SUCH ENVIRONMENTAL CONDITIONS, THEN THIS SUBPART (IV) SHALL BE DEEMED TO READ AS FOLLOWS: “THE RELEASE, THREATENED RELEASE OR PRESENCE OF ANY HAZARDOUS MATERIALS AT, ON OR UNDER THE PREMISES AT ANY TIME DURING THE TERM OF THIS LEASE REGARDLESS OF HOW DISCOVERED BY TENANT, LANDLORD OR ANY THIRD PARTY”), (V) ANY REMEDIAL WORK REQUIRED TO BE PERFORMED PURSUANT TO ANY ENVIRONMENTAL LAW OR THE TERMS HEREOF WITH RESPECT TO MATTERS ARISING OR OCCURRING PRIOR TO OR DURING THE TERM, OR (VI) ANY MATTERS ARISING UNDER OR RELATING TO ANY ENVIRONMENTAL LAW AND RELATING TO TENANT OR THE PREMISES.

(f)           Upon Landlord’s request, at any time after the occurrence and during the continuation of an Event of Default hereunder or at such other time as Landlord has reasonable grounds to believe that Hazardous Materials (except to the extent those substances are permitted to be used by Tenant under Section 40(b) of this Part II in the ordinary course of its business and in compliance with all Environmental Laws) are or have been released, stored or disposed of on or around the Premises or that the Premises may be in violation of the Environmental Laws, Tenant shall provide, at Tenant’s sole cost and expense, an inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Landlord and Lender indicating the presence or absence of the reasonably suspected Hazardous Materials on the Premises or an inspection or audit of the Premises prepared by an engineering or consulting firm approved by Landlord and Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Premises.  If Tenant fails to provide such inspection or audit within forty-five (45) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and Lender and their respective employees and agents access to the Premises upon reasonable notice and a license to undertake such inspection or audit.  The cost of such inspection or audit, together with interest thereon at the Lease Default Rate from the date Tenant is provided with written confirmation of costs incurred by Landlord until actually paid by Tenant, shall be immediately paid by Tenant on demand.

(g)           Without limiting the foregoing, where recommended by the Environmental Reports listed on Exhibit E hereto and/or any other “Phase I” or “Phase II” assessment and where the particular conditions on the Premises which formed the basis for such recommendation still exist, Tenant shall establish and comply with an operations and maintenance program relative to the Premises, in form and substance acceptable to Landlord and Lender, prepared by an environmental consultant reasonably acceptable to Landlord and Lender, which program shall address any Hazardous Materials (including, without limitation, asbestos containing material or lead based paint) that may now or in the future be detected on the Premises.  Without limiting the generality of the preceding sentence, Landlord may require (i) periodic notices or reports to Landlord and Lender in form, substance and at such intervals as Landlord may specify to address matters raised in the Environmental Reports and/or a “Phase I” or “Phase II” assessment, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Tenant’s sole cost and expense, supplemental examination of the Premises by consultants reasonably acceptable to Landlord and Lender to address matters raised in the Environmental Reports listed on Exhibit E hereto and/or a “Phase I” or “Phase II” assessment, (iv) access to the Premises upon reasonable notice, by Landlord or Lender, and their respective agents or servicer, to review and assess the environmental condition of the Premises and Tenant’s compliance with any operations and maintenance program, and (v) variation of the operation and maintenance program in response to the reports provided by any such consultants.  Tenant acknowledges the existence of a well and/or septic system located on the Premises (such system, the “Well/Septic System”).  In addition to Tenant’s maintenance, repair and compliance obligations stated elsewhere in this Lease, Tenant shall be responsible for the maintenance, repair and replacement of the Well/Septic System, and Tenant shall indemnify, defend and hold Landlord harmless in connection with any liability arising in connection with the failure of the Well/Septic System or for the breach of Tenant’s maintenance, repair and replacement obligations hereunder.  In addition to the foregoing, Tenant shall file a well water test with the appropriate governmental agency(s) and supply Landlord with a copy of such tests at the frequency required by such relevant governmental agency(s).

(h)           The indemnity obligations of Tenant and the rights and remedies of Landlord under this Section 40 shall survive the termination of this Lease.

WAIVER OF LANDLORD’S LIEN -

41.           Landlord hereby waives any right to distrain trade fixtures, inventory and other personal property of Tenant and any Landlord’s lien or similar lien upon trade fixtures, inventory and any other personal property of Tenant regardless of whether such lien is created or otherwise. At the request of Tenant,  Landlord shall execute a waiver of any Landlord’s or similar lien for the benefit of any  holder of a security interest in or lessor of any of trade fixtures, inventory or any other personal property of Tenant. Landlord  agrees to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that trade fixtures owned by Tenant are Tenant’s property and not part of the Building (regardless of whether or to what extent trade fixtures and/or other personal property are affixed to the Building) or otherwise subject to the terms of this Lease.

ESTOPPEL CERTIFICATE -

42.           Landlord and Tenant agree to deliver to each other, from time to time as reasonably requested in writing, and within ten (10) days after receipt of such request, an estoppel certificate, addressed to such persons and entities as the requesting party may reasonably request, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), the dates to which any Fixed Rent due hereunder has been paid in advance, if any, and that to the knowledge of the signer of such certificate, no default hereunder by either Landlord or Tenant exists hereunder (or specifying each such default to which this signer may have knowledge), together with such other information as Landlord or Tenant may reasonably require with respect to the status of the Lease and Tenant’s use and occupancy of the Premises.

NOTICE OF LEASE -

43.           Upon the request of either party hereto, Landlord and Tenant agree to execute a short form Notice of Lease or Memorandum of Lease in recordable form, setting forth information regarding this Lease, including, without limitation, if available, the dates of commencement and expiration of the Term.

MISCELLANEOUS -

44.           (a)           This Lease shall be governed and construed in accordance with the Laws of the Commonwealth of Pennsylvania.

(b)           The headings of the Sections of Part I and Part II, are for convenient reference only, and are not to be construed as part of this Lease.

(c)           The language of this Lease shall be construed according to its plain meaning, and not strictly for or against Landlord or Tenant; and the construction of this Lease and of any of its provisions shall be unaffected by any argument or claim that this Lease has been prepared, wholly or in substantial part, by or on behalf of Tenant or Landlord.

(d)           Landlord and Tenant each warrant and represent to the other, that each has full right to enter into this Lease and that there are no impediments, contractual or otherwise, to full performance hereunder.

(e)           This Lease shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Landlord and the successors and assigns of Tenant.

(f)           In the event of any suit, action, or other proceeding at law or in equity (collectively, “action”), by either party hereto against the other, by reason of any matter arising out of this Lease, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys’ fees (to be fixed by the Court) for the maintenance or defense of said action, as the case may be.

(g)           A waiver by either party of any breach(es) by the other of any one or more of the covenants, agreements, or conditions of this Lease, shall not bar the enforcement of any rights or remedies for any subsequent breach of any of the same or other covenants, agreements, or conditions.

(h)           This Lease and the referenced schedules and exhibits set forth the entire agreement between the parties hereto and may not be amended, changed or terminated orally or by any agreement unless such agreement shall be in writing and signed by Tenant and Landlord and approved in writing by the Lender.  Landlord and Tenant further agree that this Lease shall not be amended unless all guarantors of Tenant’s obligations under this Lease, remain liable for all of Tenant’s obligations under this Lease notwithstanding such amendment.

(i)           If any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

(j)           The submission of this Lease for examination does not constitute a reservation of or agreement to lease the Premises; and this Lease shall become effective and binding only upon proper execution and unconditional delivery thereof by Landlord and Tenant.

(k)           When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.  Further, references to “person” or “persons” in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever.

(l)           All references to “business days” contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

(m)           Time is of the essence in the payment and performance of the obligations of Tenant under this Lease.

SUBSTITUTION -

45.           If, in the opinion of the board of directors of Tenant, the Premises is economically obsolete and, as a result, Tenant will abandon the Premises for a period of five (5) years or more, then Tenant may elect to make an irrevocable written offer (“Exchange Offer”) to convey to Landlord, in exchange for Landlord’s interest in the Premises, a Substitute Premises (as hereinafter defined), and lease such Substitute Premises from Landlord on the same terms and conditions as specified under this Lease (a "Substitution"); provided, that, the terms and conditions of this Section 45 of Part II are fully satisfied.

(a)           If Tenant makes an Exchange Offer as provided above, Tenant shall provide Landlord and Lender or cause Landlord and Lender to be provided with such information (“Landlord’s Due Diligence Information”) relating to title, environmental issues, zoning matters, real estate taxes, insurance, and existing legal violations relating to the Substitute Premises, as Landlord and Lender shall reasonably require, which information shall include, without limitation, a binding commitment or a pro forma policy from Chicago Title Insurance Company (or another national title insurance company reasonably acceptable to Landlord and Lender), in either case obligating such title insurance company to issue an Owner's and a Lender's ALTA title insurance policy (naming Landlord and Lender as the insured) in respect to the Substitute Premises and containing such endorsements and affirmative coverages generally similar to (but no less comprehensive than) those contained in the policy for the original Premises, an as-built survey with a surveyor’s certification containing the level of detail required by the ALTA/ASCM 2005 standards, an insurance certificate for the Substitute Premises meeting the requirements contained in this Lease, a Phase I environmental assessment (not more than forty-five (45) days old at the date of substitution) conducted by a qualified environmental professional or firm (reasonably satisfactory to Landlord and Lender) indicating that there are no existing violations of Environmental Laws with respect to the Substitute Premises, an engineering report on the Substitute Premises, an appraisal of the Substitute Premises (by an appraiser satisfactory to Landlord and Lender) reflecting a fair market value not less than the fair market value of the original Premises at the commencement of the Lease, a permanent certificate of occupancy relating to the Substitute Premises and such other diligence information as Landlord and Lender shall reasonably require. All of the Landlord’s Due Diligence Information shall be provided to Lender and Landlord within ten (10) business days after the giving of the Exchange Offer notice to Landlord. The preparation and obtaining of the Landlord’s Due Diligence Information shall be at Tenant’s sole cost and expense and Tenant shall be responsible for paying all reasonable costs of Lender’s and Landlord’s counsel, Lender’s servicing agent, the rating agencies, environmental engineer and appraiser incurred in connection with evaluating the Exchange Offer. To the extent such Due Diligence Information shows that the Substitute Premises is of the same or greater value, quality, marketability and condition as the Premises, Landlord shall within twenty (20) business days after Landlord receives all Landlord’s Due Diligence Information, deliver to Tenant a written notice of its election to accept such Exchange Offer.  Notwithstanding the foregoing sentence, so long as the Loan encumbers the Premises, no acceptance by Landlord of an Exchange Offer shall be effective unless (i) Lender shall have consented in writing to such Exchange Offer, and (ii) in the event that any certificates or securities issued with respect to the Loan shall have been rated by S&P, Moody’s or any other rating agency, then such rating agencies shall have confirmed in writing that the substitution of the Substitute Premises for the Premises will not result in the downgrade, withdrawal or qualification of the rating of the certificates or securities evidencing such indebtedness and all costs of obtaining such information shall be paid by Tenant. In the event of an acceptance of such Exchange Offer (and consent of Lender, as applicable), such acceptance shall be deemed conditional upon the satisfaction of the following conditions within thirty (30) days from the date of Landlord’s acceptance of such Exchange Offer: (i) Tenant shall convey or cause to be conveyed title to the Substitute Premises to Landlord; (ii) Lender shall approve any modification of the Mortgage and such other of the Loan Documents as shall be necessary in order to (A) release the Premises from the lien of the Mortgage and from being encumbered by any of the other loan documents, (B) spread the lien of the Mortgage and any of the other applicable loan documents so as to encumber the Substitute Premises as a first lien, and (C) cause all of the applicable provisions in the loan documents to cease to relate to the Premises (e.g., by partial release of any Mortgage), but instead to relate to the Substitute Premises, as if the Lease shall have demised the Substitute Premises at the time the Loan contemplated by the Mortgage and other loan documents was closed, mutatis mutandis; (iii) in the event that the debt to Lender shall have been deposited with a trust, which trust shall have sold certificates to investors evidencing an ownership interest in the trust assets, or securities collateralized by the debt shall have been sold to investors, S&P (and/or any other rating agency then rating such certificates or securities) shall have confirmed in writing that the substitution of the Substitute Premises for the Premises will not result in a downgrade, withdrawal or qualification of the rating then assigned to such certificates or securities, (iv) all conditions in the Lender's loan documents with respect to the substitution of the Premises with the Substitute Premises shall have been satisfied (including, without limitation, with respect to the delivery of a legal opinion or opinions from a nationally recognized law firm), (v) Tenant shall cause to be delivered to Landlord an opinion letter from a nationally recognized law firm, in form and substance reasonably satisfactory to Landlord to the effect that the proposed Substitution (a) satisfies the requirements for a “like-kind exchange” under Section 1031 of the Code, and (b) does not cause Landlord to violate its holding requirements with respect to ownership under Section 1031 of the Code, and (vi) to the extent required by Lender, Tenant shall cause to be delivered to Landlord and Lender an opinion letter from a nationally recognized law firm, in form and content satisfactory to Landlord and Lender, relating to the (1) due authorization, execution and delivery of the deed transferring the Substitute Premises, and (2) enforceability of the lease modification referenced below. Upon the completion of the conveyance of the Substitute Premises to Landlord, this Lease shall be modified (in a manner satisfactory to Lender and Landlord) to reflect the substitution of the Substitute Premises for the Premises and in such other respects as may be necessary as a result of the exchange of the Premises for the Substitute Premises, but in all other respects this Lease shall remain in full force and effect, and the parties shall enter into and record a new Notice or Memorandum of Lease similar to the one executed in connection with the execution of this Lease. The costs and fees with respect to the conveyance of the Premises to Tenant shall be borne solely by Tenant. The title to the Substitute Premises shall be free of liens and encumbrances except for those which are specifically accepted by Landlord and Lender, and the costs and fees with respect to the conveyance of such Substitute Premises to Landlord shall be borne solely by Tenant. Any indemnifications which shall have been given by Tenant with respect to the Premises shall survive the exchange of the Substitute Premises for such Premises.

(b)           The “Substitute Premises” shall mean a parcel of land located in the same state as the Premises with a completed building constructed thereon in accordance with plans and specifications similar to the plans and specifications for the Building, which is a legal conforming use under the applicable zoning regulations, with respect to which a final certificate of occupancy has been issued and all other licenses and permits have been received, and of which Building Tenant shall have taken occupancy and within which Building Tenant shall have commenced operation of a financial institution; provided, however, that such land and building shall have a then current appraised value at least equal to the appraised value of the Premises as of the date hereof, and further provided that said land and building shall be acceptable to Landlord and Lender within their discretion, reasonably exercised.

(c)           No Event of Default by Tenant shall have occurred and be continuing under this Lease either at the time of the Exchange Offer or on the date of the Substitution.

(d)           The Substitute Premises must be a property as to which Landlord will hold fee title.

(e)           Tenant shall be responsible for, and shall indemnify Landlord and/or Lender against, any adverse tax consequence to Landlord  and/or Lender on an after-tax basis as to Landlord and/or Lender with respect to such Substitution.

(f)           The person or entity transferring the Substitute Premises to Landlord shall be solvent, and the Substitute Premises shall be transferred to Landlord in an arm’s length transaction.

RIGHT OF FIRST REFUSAL -

46.           Landlord shall not at any time during the Extension Periods sell or convey or agree to sell or convey the Premises to any unaffiliated third party without first having complied with the requirements of this Section 46.  If, at any time during any Extension Period, Landlord shall desire to sell or convey all or any portion or portions of the Premises to an unaffiliated third party, Landlord shall obtain from such unaffiliated third party a bona fide arms’ length written offer (the “Offer”), acceptable to Landlord, to purchase all or such portion of the Premises; and Landlord shall submit a written copy of the Offer to Tenant and shall give Tenant twenty (20) days within which to elect to purchase the portion of the Premises which is the subject of the Offer (herein called the “Subject Premises”) on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration).  If Tenant elects to so purchase the Subject Premises, Tenant shall give to Landlord written notice thereof (“Acceptance Notice”) and closing shall be held within sixty (60) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Subject Premises to Tenant.  At closing Landlord shall deliver to Tenant a special warranty deed, sufficient to convey to Tenant fee simple title to the Subject Premises free and clear of all liens, restrictions and encumbrances created by Landlord, except for the Permitted Encumbrances, liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant, the lien of any taxes then affecting the Premises, this Lease and, if the Subject Premises are to be conveyed subject to the outstanding balance of the Loan, the Mortgage and all other Loan documents.  This right of first refusal shall continue as to all portions of the Premises until such time as such portions shall have been sold by Landlord to the party making the Offer or its assignee(s).  In the event Tenant shall elect not to so purchase the Subject Premises, Landlord may thereafter sell the Subject Premises which are the subject of the Offer only to the party making the Offer or its assignee(s) and only in accordance with the terms thereof, unless a further Offer is submitted to Tenant in accordance with this Section 46.  Notwithstanding anything to the contrary herein, the provisions of this Section 46 shall not apply to any sale or conveyance of the Premises (i) in foreclosure (or similar proceeding) of a bonafide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust, (ii) to a person or entity controlling, controlled by or under common control with Landlord, (iii) during the the Initial Term, or (iv) during the continuance of an Event of Default.  Tenant hereby acknowledges and confirms that the Note and Mortgage provide or may provide that Landlord may not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Premises, or any part thereof, or any interest therein (to Tenant or to anyone else), except as specifically provided under such Note and Mortgage.  Furthermore, the Mortgage allows for the transfer of the beneficial ownership interest, membership interest or other equity interest in the entity comprising Landlord, which such transfer shall be governed by the provisions in the Mortgage with respect to same.  Accordingly, Tenant hereby acknowledges and agrees that any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord (other than a sale of all or substantially all of such beneficial ownership interest, membership interest or other equity interest in Landlord after the Initial Term in a single transaction or a series of related transactions which, if structured instead as a sale of the Premises, would have allowed Tenant to exercise its right of first refusal under this Section 46), or the change of the trustee, manager or other controlling person of Landlord, shall not entitle Tenant to exercise its rights under this Section 46.

If during any Extension Term Landlord shall obtain an Offer with respect to a sale or conveyance of all or any portion of the Premises, and sells the Premises (to Tenant or anyone else) Tenant hereby acknowledges and consents as follows: (i) any such sale or conveyance during a period when the debt secured by the Mortgage cannot be prepaid (the “Lockout Period”) shall be subject to the outstanding balance of the Loan, and, if Tenant shall be entitled to, and shall, exercise its rights under this Section 46, the Loan, Note, Mortgage, and other Loan documents will be assumed by Tenant, and the lien of the Mortgage may not be released during such Lockout Period; (ii) such sale shall be in accordance with the terms and provisions of the Note and Mortgage, whether such purchase contemplates the purchase of the Premises subject to the lien of the Mortgage or for a release of the lien of the Mortgage; and (iii) if the lien of the Mortgage is not released in connection with such sale of the Premises, and if Tenant acquires the Premises, no merger of title shall occur and this Lease and any guaranty of this Lease will remain in full force and effect in accordance with their terms.

If Tenant shall have agreed to purchase the Subject Premises pursuant to an Offer under which the third party offeror was to acquire the Subject Premises under and subject to the lien of any mortgage, and if such purchase by Tenant of the Subject Premises shall occur after the expiration of the Lockout Period and any similar lockout period under any such mortgage, Tenant may purchase the Subject Premises for cash free and clear of any such mortgage but only if (i) the cash portion of the Offer is increased by an amount equal to the principal and interest secured by any such mortgage, and (ii) Tenant pays (in addition to the purchase price) all defeasance deposits, yield maintenance amounts, satisfaction fees and other sums which become owing as a result of such prepayment; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Subject Premises been sold under and subject to the lien of any such mortgage, pursuant to the Offer.

If any right of refusal or other right under this Lease would, in the absence of the limitation imposed by this Section, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in property or the suspension of the power of alienation of property, then any right of refusal or other right hereunder shall be exercisable only during the period which shall begin as of the date hereof and end twenty (20) years and six (6) months after the date of death of the last survivor of the descendants of former President George H.W. Bush alive on the date of the execution and delivery of this Lease.

The rights granted to Tenant under this Section 46 shall not survive the expiration or termination of this Lease.

CONFESSION OF JUDGMENT IN EJECTMENT -

47.            THIS PARAGRAPH SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE TENANT FOR POSSESSION OF THE PREMISES.  IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE TENANT FOR POSSESSION OF THE PREMISES, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

TENANT HEREBY AUTHORIZES THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD, UPON THE OCCURRENCE OF A CONFESSION OF JUDGMENT DEFAULT (AS HEREINAFTER DEFINED), OR IN THE EVENT THAT TENANT FAILS TO SURRENDER POSSESSION OF ALL OR ANY PART OF THE LEASED PREMISES AS REQUIRED HEREIN, TO APPEAR FOR THE TENANT AND ALL PERSONS CLAIMING UNDER THE TENANT IN ANY COMPETENT COURT AND CONFESS JUDGMENT IN EJECTMENT (WITHOUT STAY OF EXECUTION OR APPEAL) IN FAVOR OF THE LANDLORD AND ALL PERSONS CLAIMING UNDER THE LANDLORD AND AGAINST THE TENANT AND ALL PERSONS CLAIMING UNDER THE TENANT FOR POSSESSION OF THE LEASED PREMISES, WITHOUT ANY LIABILITY ON THE PART OF THE SAID ATTORNEY, FOR WHICH THIS SHALL BE A SUFFICIENT WARRANT, AND THEREUPON A WRIT OF POSSESSION WITH CLAUSE FOR COSTS, OR OTHER PROCESS FOR SIMILAR PURPOSES, MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND THE TENANT AND ALL PERSONS CLAIMING UNDER THE TENANT HEREBY RELEASE TO THE LANDLORD AND ALL PERSONS CLAIMING UNDER THE LANDLORD ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, OR IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED, OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION OR EXCEPTION SHALL BE MADE OR TAKEN THERETO.  IF A COPY OF THIS LEASE, VERIFIED BY AFFIDAVIT, IS FILED IN SAID ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW OR RULE OF COURT TO THE CONTRARY NOTWITHSTANDING. THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, AND SHALL REMAIN IN FORCE AND SHALL BE OPERATIVE FOR SUCCESSIVE EXERCISES THEREOF, FROM TIME TO TIME AS THE NEED MAY ARISE, NOT ONLY WITH RESPECT TO THE TENANT BUT ALSO WITH RESPECT TO ALL PERSONS CLAIMING UNDER THE TENANT.

NOTWITHSTANDING ANYTHING TO THE CONTRARY STATED IN THIS SECTION 47, LANDLORD’S ATTORNEY SHALL NOT EJECT TENANT FROM THE LEASED PREMISES TO THE EXTENT SUCH EJECTMENT WOULD VIOLATE ANY APPLICABLE BANKING LAWS OR REGULATIONS, AS SUCH LAWS OR REGULATIONS RELATE TO NOTICE TO BANK CUSTOMERS OF A BANK BRANCH CLOSURE.

FOR THE PURPOSE OF THIS SECTION 47, A “CONFESSION OF JUDGMENT DEFAULT” SHALL MEAN A FAILURE OF TENANT TO PAY FIXED RENT OR ADDITIONAL RENT THAT CONSTITUTES AN “EVENT OF DEFAULT” UNDER THIS LEASE, WHICH CONTINUES FOR TEN (10) DAYS’ FOLLOWING TENANT’S RECEIPT OF NOTICE OF THE EXISTENCE OF SUCH “EVENT OF DEFAULT” FROM LANDLORD.

INITIALED:

LANDLORD:	TENANT:

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the Date of Lease above written.

LANDLORD’S SIGNATURE PAGE

Attached to and made a part of Lease dated as of December ___, 2007.

Between:

[Landlord’s Name],

and

[Tenant’s Name],

Premises:

______________________
Location:  City, Pennsylvania

[Landlord’s Name],
[Landlord entity type]

By:_________________________________

Its:_______________________________

Signed and acknowledged
in the Presence of:

_________________________

Print:____________________

_________________________

Print:____________________

TENANT’S SIGNATURE PAGE

Attached to and made a part of Lease dated as of  December __, 2007.

Between:

[Landlord’s Name],

and

[Tenant’s Name],

Premises:

______________________
Location:  City, Pennsylvania

[Tenant’s Name],
[Tenant entity type]

By:______________________________

Its:______________________________

Signed and acknowledged
in the Presence of:

_________________________

Print:____________________

_________________________

Print:____________________

SCHEDULE 3

CERTIFICATE AND AGREEMENT
REGARDING
MATTERS OF RECORD

THIS Certificate and Agreement Regarding Matters of Record (this “Certificate”) is delivered by __________________, a ___________ corporation (“Tenant”), pursuant to Section 30 of Part II of that certain Lease dated as of _______________, 2___, by and between __________________, as Landlord (herein so called), and Tenant (the “Lease”).

Tenant has prepared or had prepared a [description of instrument], a copy of which is attached hereto (the “Instrument”), to be filed of record with respect to the Premises (as defined in the Lease) and has requested, and does hereby request, that Landlord and Lender (as defined in the Lease) consent to, execute, acknowledge and deliver the Instrument which will be filed of record by Tenant, and that Lender subordinate its Mortgage (as defined in the Lease) and other loan documents to the Instrument or, in connection with any Dedication (as defined in the Lease), that Lender release its Mortgage with respect to the portion of the Premises that is the subject of such Dedication.  In order to induce Landlord and Lender to take such actions, and with the understanding that Landlord and Lender will rely on the matters set forth herein, Tenant does hereby represent, warrant and certify to, and agree with for the benefit of Landlord and Lender as follows:

1.           Tenant hereby consents to the Instrument, and agrees that the Instrument shall constitute an “REA” as defined in Section 29 of Part II of the Lease.

2.           Tenant hereby represents, warrants and certifies to Landlord and Lender that:

(a)           A true, correct and complete copy of the Instrument is attached to this Certificate;

(b)           The Instrument does not adversely affect the value of the Premises or unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property;

(c)           The Instrument does not materially impair Tenant’s use or operation of the Premises; and

(d)           Tenant considers the consideration, if any, being paid for such Instrument to be fair and adequate, and Tenant hereby waives any right to such consideration and agrees that all such consideration shall be paid to Landlord.

3.           Tenant agrees that for so long as the Lease is in effect, it will perform all obligations, if any, of Landlord under or pursuant to the Instrument.

4.           [IF APPLICABLE] Attached hereto is a true, correct and complete copy of a survey of the Premises prepared by [name of surveyor] which shows the location on the Premises of all easements and other rights or encumbrances arising pursuant to the Instrument, or which otherwise indicates the effect of the Instrument on the Premises.

5.           [IF APPLICABLE] Attached hereto are true, correct and complete copies of certificates or agreements by [name of other property owners or governmental authorities required to approve the matters affected by the Instrument] necessary or appropriate to consent to, create or implement the matters contained in the Instrument.

6.           Attached hereto is the commitment of [name of title insurer] to issue an endorsement to the loan policy of title insurance delivered to Lender with respect to the Premises indicating that after filing the Instrument, [the Mortgage will remain a first lien on the Premises][OR, WITH RESPECT TO A DEDICATION:  the Mortgage will remain a first lien on the portion of the Premises not subject to the Dedication] subject only to the exceptions which were contained in such policy of title insurance and the Instrument.

7.           Tenant agrees that all of its obligations under the Lease shall continue notwithstanding the execution, acknowledgment, delivery and filing of the Instrument.

8.           Tenant agrees to immediately notify Landlord and Lender in writing in the event of any changes to any of the matters set forth in this Certificate.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of _______________, _____.

[NAME OF TENANT],

a _________ corporation

By:_________________________________

Its:_______________________________

STATE OF ________	§

§

COUNTY OF ______	§

On this, the _____ [______] day of ________________, 2007, before me, a Notary Public in and for the State of ______________________________, the undersigned officer, personally appeared ______________________, who acknowledged him/herself to be the _______________ of ______________________, a ___________________ corporation/limited liability company, and that s/he as such _____________________, being authorized to do so, executed the within instrument for the purpose therein contained by signing the name of the corporation by him/herself as ________________________.

In witness whereof, I hereunto set my hand and official seal.

Affix Seal	NOTARY PUBLIC My Commission Expires: _________

SCHEDULE 4

ADDITIONAL LEASE TERMS

1.           Lease Commencement Date:  Effective Date~

2.           Date of Rent Commencement:  Date of Rent Commencement~

SCHEDULE 40(g)

O & M PLAN

[Immediately Follows This Page]

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

[Immediately Follows This Page]

EXHIBIT B

PERMITTED ENCUMBRANCES

[Immediately Follows This Page]

EXHIBIT C

SURVEY CERTIFICATION

[Form of Survey Certificate is on following pages]

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the ___ day of _____________, 200___, between ______________________, a ____________________ (together with its successors and/or assigns, the “Lender”) and __________________________, a ____________________ (“Tenant”).

RECITALS

A.           Tenant is the tenant under a certain lease dated as of [____, 20__] with __________________, LLC, a Delaware limited liability company (“Landlord”) of the premises described in the Lease (the “Premises”) known as ____________, as more particularly described in Exhibit “A” attached hereto and made a part hereof (such real property including the Premises, is hereinafter referred to as the “Property”), [as amended by that certain ________________________] (collectively, the “Lease”).

B.           This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things:  (a) a mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) an assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded.  The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C.           Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

D.           Capitalized terms used in this Agreement and not otherwise defined herein shall have such meaning as set forth in the Lease.

AGREEMENT:

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.           Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace or cure period of any term, covenant or condition of the Lease.  So long as Tenant is not in default beyond any applicable notice and grace or cure period of any term, covenant or condition of the Lease, Tenant shall not be named as a party in any action by Lender to enforce such rights unless such joinder shall be required by law; provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s right of quiet possession and use of the Leased Premises, and any sale of the Leased Premises or other enforcement of such rights shall be made subject to all rights of Tenant under the Lease.

3.           Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership, Tenant will, upon receipt of written notice from Lender, attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.           Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)           liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) which occurred prior to the date the Lender succeeded to any prior Landlord’s interest, or

(b)           subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) which accrued prior to the date Lender succeeded to any prior Landlord’s interest, or

(c)           bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord except to the extent received by Lender pursuant to the exercise of its remedies under its loan documents after default by Landlord (including, without limitation, the then defaulting Landlord), or

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)           accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)           bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender (except a surrender, termination, amendment or modification specifically provided for in the Lease, such as a renewal option, which is permitted without the Lender’s consent).

5.           Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, at the address for Lender set forth in Section 10 of this Agreement or such other address as Lender shall provide Tenant in writing, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time, not to exceed thirty (30) days, as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord in the Lease for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, and at Lender’s cost and expense, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease, as the Lease may have been amended or supplemented.  Subject to Paragraph 2 hereof, Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

6.           Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the owner of the Premises.  Tenant will pay all Fixed Rent and Additional Rent as directed in a written notice from Lender given to Tenant on thirty (30) days prior to the due date of such payment.  By executing and delivering this Agreement, Tenant hereby confirms that any notice requirements to be given by Lender to Tenant under the Lease for the purpose of granting rights to mortgagees under the Lease are fully satisfied.  Landlord acknowledges that any payments made to Lender shall be deemed full performance of such obligation under the Lease.

7.           Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay Fixed Rent and Additional Rent to Lender in accordance with the terms of the Lease.

8.           Tenant agrees that it shall not assign the Lease, or sublet the whole or any part of the Premises, unless in accordance with the terms and conditions specified in the Lease.

9.           Any provisions of the Mortgage notwithstanding, in the event of the occurrence of a fire or other casualty to, or a taking by condemnation of, the Property, the Property shall be restored in accordance of the provisions of the Lease, and Lender hereby waives any rights it might have under the Mortgage to apply such insurance or condemnation proceeds against the balance of the Loan due Lender by Landlord, provided that (i) such insurance or condemnation proceeds shall be held and disbursed by mortgagee under the Mortgage in the manner provided in the Mortgage, (ii) Tenant is not in default under the terms of the Lease beyond any applicable grace or cure period, and (iii) Tenant has not exercised any right contained in the Lease to terminate the Lease on account of such casualty or condemnation.

10.           Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or (b) the date of a receipt signed by a Senior Vice President of Tenant (or signed by any Tenant representative holding an office more senior than that of Senior Vice President) or signed by a Landlord representative, if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

Harleysville National Bank and Trust Company
483 Main Street
Harleysville, PA 19438
Attention:  Michael High, Executive Vice President and COO

with a copy to:

Stradley Ronon Stevens & Young, LLP
Suite 2600, One Commerce Square
2005 Market Street
Philadelphia, PA 19103
Attention:  Christopher S. Connell, Esq.

If to Lender:

With a copy to:

11.           The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

12.           If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

13.           Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

14.           This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

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Witness the execution hereof as of the date first above written.

[ADD SIGNATURE AND ACKNOWLEDGEMENT PAGES]

EXHIBIT E

LIST OF ENVIRONMENTAL REPORTS

That certain Phase I Environmental Site Assessment prepared by LandAmerica Assessment Corporation, dated December 7, 2007.